15th Fiscal Period
Asset Management Report

Mitsui Fudosan Logistics Park Inc.

6-8-7 Ginza, Chuo-ku, Tokyo

From: August 1, 2023
To: January 31, 2024

1.	Overview of Asset Management
(1)	Management and other performance highlights of the investment corporation

Fiscal period		15th period (From August 1, 2023 to January 31, 2024)		14th period (From February 1, 2023 to July 31, 2023)		13th period (From August 1, 2022 to January 31, 2023)		12th period (From February 1, 2022 to July 31, 2022)		11th period (From August 1, 2021 to January 31, 2022)
Operating revenues	(millions of yen)	11,845		11,478		10,960		10,607		9,502
[Of which: Property leasing business revenues]	(millions of yen)	[11,845	]	[11,478	]	[10,960	]	[10,607	]	[9,502	]
Operating expenses	(millions of yen)	7,106		6,874		6,455		6,148		5,531
[Of which: Property leasing business expenses]	(millions of yen)	[5,849	]	[5,652	]	[5,271	]	[5,011	]	[4,506	]
Operating income	(millions of yen)	4,738		4,604		4,504		4,459		3,971
Ordinary income	(millions of yen)	4,407		4,261		4,206		4,166		3,742
Net income	(millions of yen)	4,405		4,260		4,205		4,165		3,741
Total assets	(millions of yen)	361,107		350,013		336,551		339,016		294,411
[Period-on-period change]	(%)	[3.2	]	[4.0	]	[(0.7)	]	[15.2	]	[(0.6)	]
Net assets	(millions of yen)	217,781		203,652		204,230		204,837		187,013
[Period-on-period change]	(%)	[6.9	]	[(0.3)	]	[(0.3)	]	[9.5	]	[(0.3	)]
Interest-bearing debt	(millions of yen)	131,300		135,200		120,700		123,900		97,400
Unitholders’ capital, net (Note 2)	(millions of yen)	213,374		199,391		200,025		200,671		183,272
Total number of investment units issued and outstanding	(units)	608,000		576,000		576,000		576,000		542,000
Net assets per unit	(yen)	358,192		353,562		354,567		355,619		345,043
Net income per unit (Note 3)	(yen)	7,264		7,396		7,300		7,233		6,902
Total amount of distributions	(millions of yen)	5,409		5,071		4,838		4,811		4,279
Distribution per unit	(yen)	8,898		8,804		8,401		8,353		7,895
[Of which: Distribution of earnings per unit]	(yen)	[7,247	]	[7,396	]	[7,301	]	[7,231	]	[6,902	]
[Of which: Allowance for temporary difference adjustment per unit]	(yen)	[37	]	[11	]	[–	]	[–	]	[–	]
[Of which: Other distribution in excess of retained earnings per unit]	(yen)	[1,614	]	[1,397	]	[1,100	]	[1,122	]	[993	]
Ratio of ordinary income to total assets (Note 4)	(%)	1.2		1.2		1.2		1.3		1.3
[Annualized]	(%)	[2.5	]	[2.5	]	[2.5	]	[2.7	]	[2.5	]
Return on equity (Note 4)	(%)	2.1		2.1		2.1		2.1		2.0
[Annualized]	(%)	[4.1	]	[4.2	]	[4.1	]	[4.3	]	[4.0	]
Equity ratio at end of period (Note 4)	(%)	60.3		58.2		60.7		60.4		63.5
[Period-on-period change]		[2.1	]	[(2.5)	]	[0.3	]	[(3.1)	]	[0.2	]
Payout ratio (Note 4)	(%)	100.0		100.0		100.0		100.0		100.0
Other reference information
Number of days of asset management during period	(days)	184		181		184		181		184
Number of investment properties at end of period	(properties)	27		25		24		24		21
Occupancy rate at end of period (Note 5)	(%)	99.8		99.8		99.8		99.9		100.0
Depreciation and amortization (Note 6)	(millions of yen)	3,108		2,984		2,707		2,708		2,372
Capital expenditures	(millions of yen)	168		194		227		128		338
Net operating income (NOI) from property leasing (Note 4)	(millions of yen)	9,104		8,810		8,396		8,304		7,369
Funds from operations (FFO) (Note 4)	(millions of yen)	7,514		7,244		6,913		6,873		6,113
FFO per unit (Note 4)	(yen)	12,359		12,578		12,002		11,933		11,279
Ratio of interest-bearing debt to total assets at end of period (LTV ratio) (Note 4)	(%)	36.4		38.6		35.9		36.5		33.1

(Note 1) Unless otherwise specified, any numerical figures are rounded down to the nearest specified unit and percentage figures are rounded to the first decimal place.

(Note 2) “Unitholders’ capital, net” is the amount of “Unitholders’ capital” less “Deduction from unitholders’ capital.”

(Note 3) “Net income per unit” is calculated by dividing net income by the daily weighted average number of investment units. Diluted net income per unit is not stated because there are no dilutive investment units.

(Note 4) The following formulas are used in calculations.

Ratio of ordinary income to total assets	Ordinary income ÷ {(Total assets at beginning of period + Total assets at end of period) ÷ 2} × 100
Return on equity	Net income ÷ {(Net assets at beginning of period + Net assets at end of period) ÷ 2} × 100
Equity ratio at end of period	Net assets at end of period ÷ Total assets at end of period × 100
Payout ratio

Distribution per unit (excluding distribution in excess of retained earnings) ÷ Net income per unit × 100

(rounded to the first decimal place)

Payout ratios for the 12th fiscal period and the 15th fiscal period are calculated by the following formula, because new investment units were issued.

Total amount of distribution (excluding distribution in excess of retained earnings) ÷ Net income × 100

Net operating income (NOI) from property leasing	Property leasing business revenues − Property leasing business expenses + Depreciation and amortization
Funds from operations (FFO)	Net income + Depreciation and amortization of rental properties + Loss on retirement of non-current assets ± Gain (Loss) on sales of real estate properties
FFO per unit	FFO ÷ Total number of investment units issued and outstanding
Ratio of interest-bearing debt to total assets at end of period (LTV ratio)	Interest-bearing debt at end of period ÷ Total assets at end of period × 100

(Note 5) “Occupancy rate at end of period” is leased area of the building expressed as a percentage of leasable area of the building of each real estate in trust on each lease agreement concluded for each property as at the end of the fiscal period, rounded to the first decimal place.

(Note 6) “Depreciation and amortization” is depreciation and amortization of investment and rental property.

(2)	Developments in management of assets in the fiscal period under review
i)	Brief history of the investment corporation

Mitsui Fudosan Logistics Park Inc. (“MFLP-REIT”), a Japanese real estate investment corporation, was established on March 4, 2016 under the Act on Investment Trusts and Investment Corporations of Japan (Act No. 198 of 1951, including subsequent amendments; the “Investment Trust Act”), by Mitsui Fudosan Logistics REIT Management Co., Ltd. (the “Asset Management Company”) as the organizer, and listed on the Real Estate Investment Trust Securities Market (J-REIT section) of Tokyo Stock Exchange, Inc. (“Tokyo Stock Exchange”) on August 2, 2016 (Securities Code: 3471). MFLP-REIT held assets totaling 27 properties amounting to a total acquisition price of ¥372.4 billion as at the end of the fiscal period under review.

ii)	Investment environment and management performance

Looking at the Japanese economy, while being impacted by the sluggish pace of recovery of the global economy, its growth in exports and corporate activity has contributed to a gentle recovery. However, a shortage of labor is posing a challenges in the labor market. In addition, inflationary pressure is rising slightly, and while the novel coronavirus disease (COVID-19) has been reclassified as a Class V infectious disease, it is still necessary to pay attention to factors that may impact the economic climate.

In the logistics market, we are seeing continued expansion of the 3PL business (Note) specializing in outsourced logistics services, and demand for e-commerce has continued at a high level. On the other hand, we now face the so-called 2024 Problem that relates to the introduction of upper limits on overtime hours for work related to driving vehicles, which will take effect from April 1, 2024 in accordance with the “Act on the Arrangement of Related Acts to Promote Work Style Reform.” In addition, a move aimed at streamlining logistics operations and rebuilding supply chains also continues in all business fields such as manufacturers and retailers. While the uncertain situation largely due to inflation such as escalating resource prices resulting from the situation in Ukraine and the weaker yen, and the fluctuation of long-term interest rates in major countries deserves continued attention, the demand for leading-edge logistics facilities is expected to continue to increase.

Under such circumstances, upholding a basic policy of pursuing maximization of unitholder value by achieving sustainable growth through formation of a strategic partnership in the logistics facilities business with Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”), MFLP-REIT has conducted steady management of the 27 properties held as at the end of the fiscal period under review (total acquisition price of ¥372.4 billion) to maintain an excellent occupancy rate of 99.8% for the entire portfolio as at the end of the fiscal period under review.

MFLP-REIT is promoting initiatives for ESG. In line with the “ESG (Environment, Society, Governance) Policy” of the Asset Management Company, MFLP-REIT is promoting initiatives for ESG. These include efforts to reduce environmental burden through its operations, such as operations of logistics facilities and efforts to contribute to local communities, employees and other stakeholders.

(Note)	“3PL business” refers to the third-party logistics business (business of providing logistics services to client companies outsourcing part or all of their supply chain management functions).

iii)	Overview of financing

In the fiscal period under review, MFLP-REIT executed debt financing of ¥2,000 million (long-term loans payable) in September 2023 and ¥2,000 million (long-term loans payable) in December 2023 to repay long-term loans payable; ¥4,500 million (short-term loans payable) in October 2023 to pay out distributions; and ¥2,000 million (short-term loans payable) in August 2023, ¥2,000 million (short-term loans payable) in September 2023, ¥2,000 million (short-term loans payable) in October 2023, and ¥600 million (short-term loans payable) in November 2023 to repay short-term loans payable; and executed repayments in the fiscal period under review of a total of ¥19,000 million (short-term loans payable of ¥15,000 million; long-term loans payable of ¥4,000 million) using funds from part of borrowing and internal reserve arising from depreciation, etc. As a result, at the end of the fiscal period under review, the balance of interest-bearing debt was ¥131,300 million (short-term loans payable of ¥600 million; current portion of long-term loans payable of ¥9,600 million; investment corporation bonds of ¥5,000 million; long-term loans payable of ¥116,100 million) and the ratio of interest-bearing debt to total assets (LTV ratio) was 36.4%.

The following is the rating obtained by MFLP-REIT as at the end of the fiscal period under review.

Credit rating agency	Rating details	Outlook
Japan Credit Rating Agency, Ltd. (JCR)	Long-term issuer rating: AA	Stable

iv)	Summary of business performance and distributions

Through the management described above, business performance for the fiscal period under review resulted in operating revenues of ¥11,845 million, operating income of ¥4,738 million, ordinary income of ¥4,407 million, and net income of ¥4,405 million.

In accordance with the distribution policy as defined in the Articles of Incorporation of MFLP-REIT, distributions for the fiscal period under review shall be subject to application of special provisions for taxation of investment corporations (Article 67-15 of the Act on Special Measures Concerning Taxation). Based on this, MFLP-REIT declared the distribution of ¥4,406,176,000, which is the integral multiple of the total number of investment units issued and outstanding (608,000 units) of unappropriated retained earnings. Accordingly, MFLP-REIT declared distribution of earnings per unit of ¥7,247.

In addition, in accordance with the distribution policy as defined in the Articles of Incorporation, MFLP-REIT shall execute distributions of cash in excess of retained earnings each fiscal period on a continuous basis in principle (Note 1). Based on this, MFLP-REIT declared the distribution of ¥1,003 million, which is the amount almost equivalent to the remaining amount after subtracting the distribution of earnings of ¥4,406 million from ¥5,410 million or 72% of FFO (Note 2), as return of capital applicable to distribution reducing unitholders’ capital for tax purposes and allowance for temporary difference adjustment. Accordingly, MFLP-REIT declared distribution in excess of retained earnings per unit of ¥1,651.

(Note 1) In addition to the continuous distributions in excess of retained earnings, in cases where the distribution amount for distribution per unit is expected to temporarily decline by a certain degree due to such factors as the procurement of funds through the issuance of new investment units, etc., a temporary distribution in excess of retained earnings may be executed by MFLP-REIT in order to standardize the amount of the distribution per unit.

However, from the perspective of continuing to maintain owned assets for a long period of time, in cases where the above distribution of cash is executed, and where the amount equal to the equivalent of depreciation and amortization for the applicable operating period minus the amount of the distribution in excess of retained earnings for the applicable operating period falls below the standard amount of capital for building maintenance (Note 3), the distribution in excess of retained earnings will be decreased by a maximum amount that the distribution amount does not fall below the total equivalent of the distribution of earnings, and this may lead to cases where distribution in excess of retained earnings will not be executed.

In addition, from the perspective of continuing stable financial management, distributions in excess of retained earnings will not be executed in cases where the appraisal LTV ratio (Note 4) exceeds 60% in the event that the above distribution of cash is executed.

(Note 2) “FFO” is an acronym for funds from operations and refers to the figure calculated by adding depreciation and amortization of rental properties for the applicable operating period and loss on retirement of non-current assets to net income (excluding gain (loss) on sales of real estate properties, etc.).

(Note 3) “Standard amount of capital for building maintenance” refers to the amount that results by multiplying the six-month-equivalent amount of the 12-year-average amount of the amount equivalent to the capital expenditure amount noted in the Building Condition Evaluation Report by two.

(Note 4) Appraisal LTV ratio (%) = A/B × 100 (%)

A = Total interest-bearing debt on the applicable accounts settlement date

B = Total assets on the balance sheets on the applicable accounts settlement date – Amount of book value after depreciation of owned real estate on the applicable accounts settlement date + Appraisal value of owned real estate on the applicable accounts settlement date

(3)	Status of capital increase, etc.

The following are the changes in the total number of investment units issued and outstanding and unitholders’ capital, net of MFLP-REIT for the most recent five years.

Date	Description	Total number of investment units issued and outstanding (units)		Unitholders’ capital, net (millions of yen) (Note 1)		Remarks
		Increase (Decrease)	Balance	Increase (Decrease)	Balance
February 1, 2019	Capital increase through public offering	110,700	373,474	33,167	105,488	(Note 2)
February 27, 2019	Capital increase through third-party allotment	5,526	379,000	1,678	107,166	(Note 3)
April 23, 2019	Distribution of cash in excess of retained earnings (return of capital)	―	379,000	(84)	107,081	(Note 4)
October 15, 2019	Distribution of cash in excess of retained earnings (return of capital)	―	379,000	(259)	106,822	(Note 5)
February 3, 2020	Capital increase through public offering	59,000	438,000	28,289	135,111	(Note 6)
February 27, 2020	Capital increase through third-party allotment	3,000	441,000	1,438	136,549	(Note 7)
April 23, 2020	Distribution of cash in excess of retained earnings (return of capital)	―	441,000	(257)	136,292	(Note 8)
October 5, 2020	Capital increase through public offering	96,190	537,190	45,922	182,214	(Note 9)
October 19, 2020	Capital increase through third-party allotment	4,810	542,000	2,296	184,510	(Note 10)
October 21, 2020	Distribution of cash in excess of retained earnings (return of capital)	―	542,000	(342)	184,168	(Note 11)
April 22, 2021	Distribution of cash in excess of retained earnings (return of capital)	―	542,000	(368)	183,800	(Note 12)
October 12, 2021	Distribution of cash in excess of retained earnings (return of capital)	―	542,000	(527)	183,272	(Note 13)
February 1, 2022	Capital increase through public offering	32,380	574,380	17,082	200,355	(Note 14)
February 24, 2022	Capital increase through third-party allotment	1,620	576,000	854	201,209	(Note 15)
April 22, 2022	Distribution of cash in excess of retained earnings (return of capital)	―	576,000	(538)	200,671	(Note 16)
October 21, 2022	Distribution of cash in excess of retained earnings (return of capital)	―	576,000	(646)	200,025	(Note 17)
April 21, 2023	Distribution of cash in excess of retained earnings (return of capital)	―	576,000	(633)	199,391	(Note 18)

Date	Description	Total number of investment units issued and outstanding (units)		Unitholders’ capital, net (millions of yen) (Note 1)		Remarks
		Increase (Decrease)	Balance	Increase (Decrease)	Balance
August 9, 2023	Capital increase through public offering	30,470	606,470	14,086	213,478	(Note 19)
August 23, 2023	Capital increase through third-party allotment	1,530	608,000	707	214,185	(Note 20)
October 12, 2023	Distribution of cash in excess of retained earnings (return of capital)	―	608,000	(804)	213,381	(Note 21)

(Note 1) “Unitholders’ capital, net” is the amount of “Unitholders’ capital” less “Deduction from unitholders’ capital.” It does not take into account the deduction from unitholders’ capital arising from the implementation of distributions in excess of earnings related to allowance for temporary difference adjustments.

(Note 2) New investment units were issued through public offering at an issue price of ¥313,986 (paid-in amount of ¥303,680) per unit mainly for the purpose of procuring funds for acquisition of new properties.

(Note 3) Accompanying the public offering, new investment units were issued through third-party allotment at a paid-in amount of ¥303,680 per unit.

(Note 4) By resolution of the Board of Directors of MFLP-REIT at its meeting held on March 15, 2019, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥322 per unit was declared as distribution of cash for the 5th fiscal period (fiscal period ended January 31, 2019), the payout of which commenced on April 23, 2019.

(Note 5) By resolution of the Board of Directors of MFLP-REIT at its meeting held on September 13, 2019, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥685 per unit was declared as distribution of cash for the 6th fiscal period (fiscal period ended July 31, 2019), the payout of which commenced on October 15, 2019.

(Note 6) New investment units were issued through public offering at an issue price of ¥495,747 (paid-in amount of ¥479,476) per unit mainly for the purpose of procuring funds for acquisition of new properties.

(Note 7) Accompanying the public offering, new investment units were issued through third-party allotment at a paid-in amount of ¥479,476 per unit.

(Note 8) By resolution of the Board of Directors of MFLP-REIT at its meeting held on March 13, 2020, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥679 per unit was declared as distribution of cash for the 7th fiscal period (fiscal period ended January 31, 2020), the payout of which commenced on April 23, 2020.

(Note 9) New investment units were issued through public offering at an issue price of ¥493,350 (paid-in amount of ¥477,411) per unit mainly for the purpose of procuring funds for acquisition of new properties.

(Note 10) Accompanying the public offering, new investment units were issued through third-party allotment at a paid-in amount of ¥477,411 per unit.

(Note 11) By resolution of the Board of Directors of MFLP-REIT at its meeting held on September 16, 2020, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥777 per unit was declared as distribution of cash for the 8th fiscal period (fiscal period ended July 31, 2020), the payout of which commenced on October 21, 2020.

(Note 12) By resolution of the Board of Directors of MFLP-REIT at its meeting held on March 12, 2021, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥679 per unit was declared as distribution of cash for the 9th fiscal period (fiscal period ended January 31, 2021), the payout of which commenced on April 22, 2021.

(Note 13) By resolution of the Board of Directors of MFLP-REIT at its meeting held on September 14, 2021, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥974 per unit was declared as distribution of cash for the 10th fiscal period (fiscal period ended July 31, 2021), the payout of which commenced on October 12, 2021.

(Note 14) New investment units were issued through public offering at an issue price of ¥545,190 (paid-in amount of ¥527,576) per unit mainly for the purpose of procuring funds for acquisition of new properties.

(Note 15) Accompanying the public offering, new investment units were issued through third-party allotment at a paid-in amount of ¥527,576 per unit.

(Note 16) By resolution of the Board of Directors of MFLP-REIT at its meeting held on March 15, 2022, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥993 per unit was declared as distribution of cash for the 11th fiscal period (fiscal period ended January 31, 2022), the payout of which commenced on April 22, 2022.

(Note 17) By resolution of the Board of Directors of MFLP-REIT at its meeting held on September 14, 2022, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥1,122 per unit was declared as distribution of cash for the 12th fiscal period (fiscal period ended July 31, 2022), the payout of which commenced on October 21, 2022.

(Note 18) By resolution of the Board of Directors of MFLP-REIT at its meeting held on March 14, 2023, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥1,100 per unit was declared as distribution of cash for the 13th fiscal period (fiscal period ended January 31, 2023), the payout of which commenced on April 21, 2023.

(Note 19) New investment units were issued through public offering at an issue price of ¥477,750 (paid-in amount of ¥462,315) per unit mainly for the purpose of procuring funds for acquisition of new properties.

(Note 20) Accompanying the public offering, new investment units were issued through third-party allotment at a paid-in amount of ¥462,315 per unit.

(Note 21) By resolution of the Board of Directors of MFLP-REIT at its meeting held on September 14, 2023, distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) of ¥1,397 per unit was declared as distribution of cash for the 14th fiscal period (fiscal period ended July 31, 2023), the payout of which commenced on October 12, 2023.

[Historical market price of investment securities]

The following are the highest and lowest prices (closing price) by fiscal period on the Tokyo Stock Exchange Real Estate Investment Trust Securities Market on which MFLP-REIT investment securities are listed.

Fiscal period	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)	13th period (From August 1, 2022 to January 31, 2023)	12th period (From February 1, 2022 to July 31, 2022)	11th period (From August 1, 2021 to January 31, 2022)
Highest (yen)	502,000	532,000	550,000	590,000	652,000
Lowest (yen)	439,500	439,500	440,000	487,500	560,000

(4)	Distribution

The following is the distribution, etc. performance up to the fiscal period under review.

Fiscal period		15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)	13th period (From August 1, 2022 to January 31, 2023)	12th period (From February 1, 2022 to July 31, 2022)	11th period (From August 1, 2021 to January 31, 2022)
Total amount of unappropriated retained earnings	(thousands of yen)	4,406,357	4,260,455	4,205,480	4,165,308	3,741,033
Retained earnings	(thousands of yen)	181	359	104	252	149
Total amount of distribution of cash	(thousands of yen)	5,409,984	5,071,104	4,838,976	4,811,328	4,279,090
[Distribution per unit]	(yen)	[8,898]	[8,804]	[8,401]	[8,353]	[7,895]
Of which: Total amount of distribution of earnings	(thousands of yen)	4,406,176	4,260,096	4,205,376	4,165,056	3,740,884
[Distribution of earnings per unit]	(yen)	[7,247]	[7,396]	[7,301]	[7,231]	[6,902]
Of which: Total amount of return of capital	(thousands of yen)	1,003,808	811,008	633,600	646,272	538,206
[Return of capital per unit]	(yen)	[1,651]	[1,408]	[1,100]	[1,122]	[993]
Of total amount of return of capital: Total amount of distribution from allowance for temporary difference adjustment	(thousands of yen)	22,496	6,336	―	―	―
[Of return of capital per unit: Distribution from allowance for temporary difference adjustment per unit]	(yen)	[37]	[11]	―	―	―
Of total amount of return of capital: Total amount of distribution from distribution reducing unitholders’ capital for tax purposes	(thousands of yen)	981,312	804,672	633,600	646,272	538,206
[Of return of capital per unit: Distribution from distribution reducing unitholders’ capital for tax purposes]	(yen)	[1,614]	[1,397]	[1,100]	[1,122]	[993]
(Note)	For a summary of MFLP-REIT’s distribution policy and distributions for the fiscal period under review, please refer to “(2) Developments in management of assets in the fiscal period under review; iv) Summary of business performance and distributions” presented earlier in this document.

(5)	Future management policy and issues to be addressed

MFLP-REIT has established a strategic and collaborative partnership in the logistics facilities business with Mitsui Fudosan, under which it seeks to maximize unitholder value by focusing investments primarily in logistics facilities as a basic policy. Based on this policy, in addition to expansion of asset size for the purpose of further stabilizing the revenues base continuing into future periods, MFLP-REIT will perform stable and efficient financial management by addressing changes in the external and internal environment to maximize unitholder value.

i)	External growth strategy

“External growth based on the growth potential and extensive pipeline of Mitsui Fudosan’s logistics facilities business”

MFLP-REIT aims for continuous growth by focusing investments on MFLP facilities (leading-edge logistics facilities with Mitsui Fudosan quality (Note 1)), utilizing the right of first look and preferential negotiation based on “Right of first look and preferential negotiation agreement” that was concluded with Mitsui Fudosan, which boasts high growth in the logistics facilities business, and the Asset Management Company.

(Note 1) Based on the principles of “harmonious coexistence” and “linking diverse values” set by the Mitsui Fudosan Group (Note 2), Mitsui Fudosan’s logistics facilities business keeps up efforts aimed at not only providing logistics facilities space but also creating value beyond conventional boundaries. In order to achieve this, MFLP-REIT incorporates the highly-specialized and advanced management, operational know-how, etc. accumulated in the office building business, retail properties business, etc. and the know-how, etc. accumulated through urban development as a comprehensive real estate company. It also captures the diverse needs that change with the times of the various stakeholders associated with logistics facilities (tenants, people working at the logistics facilities, and local community). MFLP-REIT refers to the quality of logistics facilities realized through these efforts by the name “Mitsui Fudosan quality.”

(Note 2) “Mitsui Fudosan Group” refers to a corporate group comprising Mitsui Fudosan, Mitsui Fudosan’s consolidated subsidiaries and Mitsui Fudosan’s associates accounted for using the equity method. The same shall apply hereinafter.

ii)	Internal growth strategy

“Stable management utilizing the Platform (business foundation) and client network of the Mitsui Fudosan Group”

MFLP-REIT aims for stable management by utilizing the Platform (business foundation) and client network that the Mitsui Fudosan Group has developed over years as a comprehensive real estate company.

iii)	Financial strategy

“Financial and cash management with an emphasis on stability and efficiency”

MFLP-REIT will manage its finances stably, including funds raised through the issuance of new investment units and borrowings, and at the same time it will aim to secure both stable distribution levels and efficient cash management for distributions through continuous distributions in excess of retained earnings (return of capital) based on cash flow (FFO).

(6)	Significant subsequent events
i)	Acquisitions of properties

On July 31, 2023, MFLP-REIT concluded an agreement for sale and purchase of trust beneficiary interest with the seller of each of the following assets. Based on the agreements for sale and purchase of trust beneficiary interest, MFLP-REIT acquired the trust beneficiary interests for MFLP Hiratsuka III, MFLP Shinkiba I and SG Realty MFLP Fukuoka Kasuya on February 1, 2024 (three properties, total acquisition price of ¥17,390 million).

Category	Property no.	Property name	Location	Acquisition price (millions of yen) (Note 1)	Acquisition date
Logistics facilities	L-26	MFLP Hiratsuka III	Hiratsuka-shi, Kanagawa	8,410	February 1, 2024
	L-27	MFLP Shinkiba I	Koto-ku, Tokyo	5,940	February 1, 2024
	L-28	SG Realty MFLP Fukuoka Kasuya (Note 2)	Kasuya-machi, Kasuya-gun, Fukuoka	3,040 (Co-ownership 50%)	February 1, 2024

(Note 1) “Acquisition price” is the purchase price of each trust beneficiary interest as set forth in each agreement for sale and purchase of trust beneficiary interest for the acquired assets (excluding consumption tax and local consumption tax or the various costs required in the acquisition), rounded down to the nearest million yen.

(Note 2) For “SG Realty MFLP Fukuoka Kasuya,” the acquisition price is the prorated figure equivalent to the co-ownership (50%) in the property acquired by MFLP-REIT.

On February 16, 2024, MFLP-REIT concluded an agreement for sale and purchase of trust beneficiary interest with the seller of the following asset. Based on the agreement for sale and purchase of trust beneficiary interest, MFLP-REIT acquired the asset on March 15, 2024.

Category	Property no.	Property name	Location	Acquisition price (millions of yen) (Note)	Acquisition date
Logistics facilities	L-24	MFLP Tomei Ayase	Ayase-shi, Kanagawa	9,920 (Additional acquisition of co-ownership 50%)	March 15, 2024
(Note)	“Acquisition price” is the purchase price of the trust beneficiary interest as set forth in the agreement for sale and purchase of trust beneficiary interest for the acquired asset (excluding consumption tax and local consumption tax or the various costs required in the acquisition), rounded down to the nearest million yen. In addition, the acquisition price is the prorated figure equivalent to the co-ownership (50%) in the property acquired by MFLP-REIT.

ii)	Borrowing of funds

MFLP-REIT has borrowed the following funds to apply to part of the acquisition funds and related expenses for the real estate trust beneficiary interests in the above “i) Acquisitions of properties.”

(A)	Short-term loans payable
Lender	Borrowing amount (millions of yen)	Interest rate	Drawdown date	Repayment date	Repayment method	Collateral
Mizuho Bank, Ltd.	3,100	Base rate +0.035% (Note 1)	February 1, 2024	February 19, 2024	Bullet repayment	Unsecured Non-guaranteed
The Bank of Fukuoka, Ltd.	900	Base rate +0.05% (Note 2)	February 1, 2024	May 1, 2024	Bullet repayment	Unsecured Non-guaranteed
Total borrowing amount	4,000	―	―	―	―	―

(Note 1) The interest payment date is the repayment date. The base rate is calculated by daily linear interpolation of the JBA 1-week yen TIBOR and the JBA 1-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date.

(Note 2) The interest payment date is the repayment date. The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date. Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR.

(B)	Long-term loans
Lender	Borrowing amount (millions of yen)	Interest rate	Drawdown date	Repayment date (Note 6)	Repayment method	Collateral
MUFG Bank, Ltd. (Green Loan)	1,200	0.52125% (Note 2)	February 1, 2024	February 1, 2027	Bullet repayment	Unsecured Non-guaranteed
Sumitomo Mitsui Trust Bank, Limited (Green Loan)	1,200	0.6225% (Note 2)	February 1, 2024	February 1, 2028	Bullet repayment	Unsecured Non-guaranteed
Daishi Hokuetsu Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,000	0.9888% (Notes 2, 3)	February 1, 2024	February 3, 2031	Bullet repayment	Unsecured Non-guaranteed
The Keiyo Bank, Ltd. (Sustainability Linked Loan) (Note 1)	500
Sumitomo Mitsui Banking Corporation (Sustainability Linked Loan) (Note 1)	1,700	1.13% (Notes 2, 4)	February 1, 2024	February 2, 2032	Bullet repayment	Unsecured Non-guaranteed
The Joyo Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,000				Bullet repayment	Unsecured Non-guaranteed
The Bank of Fukuoka, Ltd. (Green Loan)	1,000	Base rate +0.2% (Note 5)			Bullet repayment	Unsecured Non-guaranteed
The Hachijuni Bank, Ltd. (Green Loan)	1,000	Base rate +0.2125% (Note 5)	February 1, 2024	August 2, 2032	Bullet repayment	Unsecured Non-guaranteed
The Norinchukin Bank (Sustainability Linked Loan) (Note 1)	1,000	1.2275% (Notes 2, 4)	February 1, 2024	February 1, 2033	Bullet repayment	Unsecured Non-guaranteed
Resona Bank, Limited (Sustainability Linked Loan) (Note 1)	1,500	Base rate +0.2375% (Note 5)	February 1, 2024	August 1, 2033	Bullet repayment	Unsecured Non-guaranteed
The Yamagata Bank, Ltd. (Sustainability Linked Loan) (Note 1)	700	1.2756% (Notes 2, 4)			Bullet repayment	Unsecured Non-guaranteed
Mizuho Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,200	1.3238% (Notes 2, 4)	February 1, 2024	February 1, 2034	Bullet repayment	Unsecured Non-guaranteed
The Iyo Bank, Ltd. (Green Loan)	1,000	Base rate +0.25% (Note 5)			Bullet repayment	Unsecured Non-guaranteed
Total borrowing amount	14,000	―	―	―	―	―

(Note 1) Since the borrowing is scheduled to be financed by a Sustainability Linked Loan, the interest rate from the timing of the determination to the repayment date will change according to the achievement status of the Sustainability Performance Target (“SPT”) as described in (Note 3) and (Note 4).

(Note 2) Interest rate is fixed until the repayment date. The first interest payment date is the last day of July 2024, and thereafter the interest payment date will be the last day of January and July until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.)

(Note 3) SPT: 90% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of the end of 2027 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2028 until the principal repayment date

(i)	If emissions intensity is reduced by 90% (Achievement of SPT): Initial interest rate - 0.02%
(ii)	If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 4) SPT: 100% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of the end of 2030 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2031 until the principal repayment date

(i)	If emissions intensity is reduced by 100% (Achievement of SPT): Initial interest rate - 0.02%
(ii)	If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 5) The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date and the starting date of the interest calculation period. However, even if the interest calculation period is less than three months, the base rate will be calculated using the JBA 3-month yen TIBOR. The first interest payment date is the last day of April 2024, and thereafter the interest payment date will be the last day of January, April, July and October until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.) Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR.

(Note 6) If each repayment date is not a business day, such repayment date shall be on the next business day. Provided, however, that such repayment date shall be on the preceding business day if such next business day falls into the next month.

On March 13, 2024, MFLP-REIT determined to borrow the following funds to apply to part of the acquisition funds and related expenses for the real estate trust beneficiary interests in the above “i) Acquisitions of properties.”

Lender	Borrowing amount (millions of yen)	Interest rate	Drawdown date	Repayment date	Repayment method	Collateral
MUFG Bank, Ltd. (Green Loan)	800	0.5225% (Note 2)	March 15, 2024	March 15, 2027	Bullet repayment	Unsecured Non-guaranteed
Sumitomo Mitsui Trust Bank, Limited (Green Loan)	800	0.6088% (Note 2)	March 15, 2024	March 15, 2028	Bullet repayment	Unsecured Non-guaranteed
The Chiba Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,000	0.9563% (Notes 2, 3)	March 15, 2024	March 17, 2031	Bullet repayment	Unsecured Non-guaranteed
Sumitomo Mitsui Banking Corporation (Sustainability Linked Loan) (Note 1)	1,400	1.0975% (Notes 2, 4)	March 15, 2024	March 15, 2032	Bullet repayment	Unsecured Non-guaranteed
Shinkin Central Bank (Sustainability Linked Loan) (Note 1)	1,500
Resona Bank, Limited (Sustainability Linked Loan) (Note 1)	500	Base rate +0.2125% (Notes 4, 5)	March 15, 2024	September 15, 2032	Bullet repayment	Unsecured Non-guaranteed
The Hachijuni Bank, Ltd. (Green Loan)	500	Base rate +0.2125% (Note 5)
The Norinchukin Bank (Sustainability Linked Loan) (Note 1)	500	1.195% (Notes 2, 4)	March 15, 2024	March 15, 2033	Bullet repayment	Unsecured Non-guaranteed
SBI Shinsei Bank, Limited (Sustainability Linked Loan) (Note 1)	1,200
The Yamaguchi Bank, Ltd. (Green Loan)	1,000	1.2419% (Note 2)	March 15, 2024	September 15, 2033	Bullet repayment	Unsecured Non-guaranteed
Mizuho Bank, Ltd. (Sustainability Linked Loan) (Note 1)	800	1.2888% (Notes 2, 4)	March 15, 2024	March 15, 2034	Bullet repayment	Unsecured Non-guaranteed
Total borrowing amount	10,000	―	―	―	―	―

(Note 1) Since the borrowing is scheduled to be financed by a Sustainability Linked Loan, the interest rate from the timing of the determination to the repayment date will change according to the achievement status of the SPT as described in (Note 3) and (Note 4).

(Note 2) Interest rate is fixed until the repayment date. The first interest payment date is the last day of July 2024, and thereafter the interest payment date will be the last day of January and July until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.)

(Note 3) SPT: 90% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of 2027 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2028 until the principal repayment date

(i)	If emissions intensity is reduced by 90% (Achievement of SPT): Initial interest rate - 0.02%
(ii)	If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 4) SPT: 100% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of 2030 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2031 until the principal repayment date

(i)	If emissions intensity is reduced by 100% (Achievement of SPT): Initial interest rate - 0.02%
(ii)	If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 5) The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date and the starting date of the interest calculation period. However, even if the interest calculation period is less than three months, the base rate will be calculated using the JBA 3-month yen TIBOR. The first interest payment date is the last day of April 2024, and thereafter the interest payment date will be the last day of January, April, July and October until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.) Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR.

(Note 6) If each repayment date is not a business day, such repayment date shall be on the next business day. Provided, however, that such repayment date shall be on the preceding business day if such next business day falls into the next month.

2.	Overview of the Investment Corporation
(1)	Status of investments in capital
Fiscal period		15th period (January 31, 2024)	14th period (July 31, 2023)	13th period (January 31, 2023)	12th period (July 31, 2022)	11th period (January 31, 2022)
Total number of investment units authorized	(units)	8,000,000	8,000,000	8,000,000	8,000,000	8,000,000
Total number of investment units issued and outstanding	(units)	608,000	576,000	576,000	576,000	542,000
Unitholders’ capital, net (Note)	(millions of yen)	213,374	199,391	200,025	200,671	183,272
Number of unitholders	(unitholders)	8,424	7,889	8,022	7,847	7,216
(Note)	“Unitholders’ capital, net” is the amount of “Unitholders’ capital” less “Deduction from unitholders’ capital.”

(2)	Major unitholders

Of the unitholders as of January 31, 2024, the following are the top ten unitholders in terms of investment unit-holding ratio.

Name	Number of investment units owned (units)	Number of investment units owned expressed as a percentage of total number of investment units issued and outstanding (%) (Note)
Custody Bank of Japan, Ltd. (trust account)	109,370	17.98
The Master Trust Bank of Japan, Ltd. (trust account)	99,333	16.33
The Nomura Trust and Banking Co., Ltd. (investment trust account)	29,560	4.86
Mitsui Fudosan Co., Ltd.	28,900	4.75
SSBTC Client Omnibus Account	13,577	2.23
SMBC Nikko Securities Inc.	13,569	2.23
State Street Bank and Trust Company 505103	9,869	1.62
Stichting Pensioenfonds Zorg en Welzijn	9,834	1.61
JP MORGAN CHASE BANK 380072	9,375	1.54
State Street Bank West Client - Treaty 505234	9,333	1.53
Total	332,720	54.71
(Note)	“Number of investment units owned expressed as a percentage of total number of investment units issued and outstanding” is rounded down to the second decimal places.

(3)	Matters concerning directors, etc.
i)	Executive director, supervisory directors and independent auditor in the fiscal period under review
Position	Name	Key concurrently-held position, etc.	Total amount of compensation by position for the applicable operating period (thousands of yen)
Executive director	Hiroshi Asai	―	3,000
Supervisory director	Izuru Goto	Attorney, City-Yuwa Partners	1,800
	Eiko Osawa	Representative, Osawa Certified Public Accountant Office Certified Public Accountant Outside Auditor, EXEO Group, Inc.	1,800
Independent auditor	KPMG AZSA LLC	―	14,000

(Note 1) As of January 31, 2024, Executive Director Hiroshi Asai owns six MFLP-REIT investment units in his own name. In addition, as of January 31, 2024, Supervisory Directors Izuru Goto and Eiko Osawa do not own MFLP-REIT investment units in their own name or in the name of others.

(Note 2) Supervisory directors may be directors of other corporations other than those stated above, but none of them, including those above, have any interest in MFLP-REIT.

(Note 3) The amount for the independent auditor represents the amount payable as compensation for the audit of financial statements for 15th period, plus the compensation for the audit of English financial statements (¥2,200 thousand) and the compensation for issuing comfort letters (¥3,000 thousand). Furthermore, there is no compensation paid to other firms within the same network as KPMG AZSA LLC.

ii)	Policy for deciding on dismissal and refusal of reappointment of the independent auditor

Decisions are made at a meeting of the Board of Directors of MFLP-REIT by taking into account the various circumstances in a comprehensive manner.

iii)       Matters concerning indemnity agreements between directors, etc. and MFLP-REIT

Not applicable.

(4)	Matters concerning directors and officers liability insurance policy

MFLP-REIT has entered into a directors and officers liability insurance policy as follows.

Scope of insureds	Summary of insurance policy
All executive directors and supervisory directors of MFLP-REIT

(Summary of insurance incidents covered)

Pursuant to the provisions of Article 116-3, paragraph (1) of the Investment Trust Act, MFLP-REIT has entered into a directors and officers liability insurance policy with an insurance company. The insurance policy covers certain losses incurred by an insured due to the receipt of claims for damages arising from the performance of duties as a director of MFLP-REIT.

(Portion of insurance premiums borne)

The full amount of the insurance premiums for the insurance policy is borne by MFLP-REIT.

(Measures to ensure that the proper performance of duties is not impaired)

The insurance policy contains coverage exclusions, such as damages resulting from deliberate intent or gross negligence are not covered.

(5)	Asset management company, custodian, and general administrators

The following are the asset management company, custodian and general administrators as of January 31, 2024.

Entrustment category	Name
Asset management company	Mitsui Fudosan Logistics REIT Management Co., Ltd.
Custodian	Sumitomo Mitsui Trust Bank, Limited
General administrator (transfer agent)	Sumitomo Mitsui Trust Bank, Limited
General administrator (institutional)	Sumitomo Mitsui Trust Bank, Limited
General administrator (administration related to investment corporation bonds)	Sumitomo Mitsui Banking Corporation, Sumitomo Mitsui Trust Bank, Limited
General administrator (accounting)	Reiwa Accounting Holdings Co., Ltd.
General administrator (tax payment)	Reiwakaikeisha Tax Corporation

3.	Status of Assets under Management of the Investment Corporation
(1)	Composition of assets of the investment corporation

Type of asset	Use	Geographic classification (Note 1)	15th period (As of January 31, 2024)		14th period (As of July 31, 2023)
			Total amount held (millions of yen) (Note 2)	As a percentage of total assets (%) (Note 3)	Total amount held (millions of yen) (Note 2)	As a percentage of total assets (%) (Note 3)
Real estate in trust (Note 4) (Note 5)	Logistics facilities	Tokyo metropolitan area	176,909	49.0	164,411	47.0
		Kansai area	108,444	30.0	109,395	31.3
		Other areas	40,252	11.1	40,701	11.6
	Subtotal		325,607	90.2	314,509	89.9
	Industrial real estate (Note 6)	Tokyo metropolitan area	25,783	7.1	26,010	7.4
		Kansai area	―	―	―	―
		Other areas	―	―	―	―
	Subtotal		25,783	7.1	26,010	7.4
Real estate in trust total			351,391	97.3	340,519	97.3
Deposits and other assets			9,716	2.7	9,493	2.7
Total assets			361,107	100.0	350,013	100.0

(Note 1) “Tokyo metropolitan area” refers to Tokyo, Kanagawa Prefecture, Chiba Prefecture, Saitama Prefecture and Ibaraki Prefecture.
“Kansai area” refers to Osaka Prefecture, Kyoto Prefecture, Hyogo Prefecture, Nara Prefecture and Shiga Prefecture.

(Note 2) “Total amount held” is based on the carrying amount (for real estate in trust, the book value after depreciation and amortization) as at the end of each accounting period, rounded down to the nearest million yen.

(Note 3) “As a percentage of total assets” is rounded to the first decimal place.

(Note 4) “Real estate in trust” refers to real estate of trust beneficiary interests that have mainly real estate in trust.

(Note 5) For real estate in trust, the amount does not include the amount of construction in progress in trust.

(Note 6) “Industrial real estate” refers to data centers, communications facilities, research facilities, factories, supply and treatment facilities, and other real estate serving as corporate bases. The same shall apply hereinafter.

(2)	Major assets held

The following summarizes the assets held by MFLP-REIT as of January 31, 2024.

Name of real estate, etc.	Book value (millions of yen) (Note 1)	Leasable area (m²) (Note 2)	Leased area (m²) (Note 3)	Occupancy rate (%) (Note 4)	As a percentage of total property leasing business revenues (%)	Main use
GLP/MFLP Ichikawa Shiohama (Note 5)	14,488	50,813	50,813	100.0	4.2	Logistics facilities
MFLP Kuki	11,109	67,925	67,925	100.0	4.1	Logistics facilities
MFLP Yokohama Daikoku (Note 5)	9,491	47,939	47,939	100.0	3.1	Logistics facilities
MFLP Yashio	8,825	39,692	39,692	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Atsugi	6,941	40,958	40,958	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Funabashi Nishiura	6,266	31,034	31,034	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Kashiwa	5,610	31,291	31,291	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Sakai	22,210	112,148	112,148	100.0	7.2	Logistics facilities
MFLP Komaki	7,276	38,806	38,806	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Hino (Note 5)	11,717	46,801	46,801	100.0	3.1	Logistics facilities
MFLP Hiratsuka	6,499	33,055	33,055	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Tsukuba	8,041	Existing building: 37,938 Annex building: 25,600	Existing building: 37,938 Annex building: 25,600	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Inazawa	14,591	68,922	68,922	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Atsugi II	12,108	48,032	48,032	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Fukuoka I	4,770	32,216	32,216	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Prologis Park Kawagoe (Note 5)	14,074	56,723	53,410	94.2	3.6	Logistics facilities

Name of real estate, etc.	Book value (millions of yen) (Note 1)	Leasable area (m²) (Note 2)	Leased area (m²) (Note 3)	Occupancy rate (%) (Note 4)	As a percentage of total property leasing business revenues (%)	Main use
MFLP Hiroshima I	13,614	66,665	66,665	100.0	4.4	Logistics facilities
MFLP Ibaraki	56,422	208,811	208,811	100.0	15.9	Logistics facilities
MFLP Kawaguchi I	17,986	48,119	48,119	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Yachiyo Katsutadai	17,581	69,830	69,830	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Osaka I	13,662	43,880	43,880	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Hiratsuka II	12,475	46,525	46,525	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Osaka Katano (Note 7)	16,150	67,264	67,264	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Tomei Ayase (Note 5)	9,620	27,074	27,074	100.0	Not disclosed (Note 6)	Logistics facilities
MFLP Tokorozawa (Note 7)	4,070	21,725	21,725	100.0	Not disclosed (Note 6)	Logistics facilities
MFIP Inzai	11,266	Not disclosed (Note 6)	Not disclosed (Note 6)	Not disclosed (Note 6)	Not disclosed (Note 6)	Industrial real estate
MFIP Inzai II	14,517	30,906	30,906	100.0	Not disclosed (Note 6)	Industrial real estate
Total	351,391	Not disclosed (Note 6)	Not disclosed (Note 6)	99.8	100.0

(Note 1) For “Book value,” the amount does not include the amount of construction in progress in trust.

(Note 2) “Leasable area” is the total floor area (rounded down to the nearest whole number) of each asset held by MFLP-REIT that is deemed to be leasable based on the lease agreement (Excluding lease agreements concerning shops, vending machines, photovoltaic power generation facilities and parking lots. Lease agreements for said buildings hereinafter referred to as “Subject Lease Agreements” in (2) and (3) below. Note that if the Subject Lease Agreements have been executed as of January 31, 2024, the buildings or rooms for lease that are vacant as of the said date are included in the Subject Lease Agreements as being under lease even if the move-in or handover date has not occurred on the said date.) or floor plan, etc. for such building as of January 31, 2024, and does not include the leased area indicated in the lease agreements concerning shops, vending machines, photovoltaic power generation facilities, parking lots, nursery centers and the like. The same shall apply hereinafter in (2).

(Note 3) “Leased area” is the total leased area rounded down to the nearest whole number presented in each Subject Lease Agreement for buildings in each portfolio asset of MFLP-REIT as of January 31, 2024. If a master lease agreement has been executed for each portfolio asset held by MFLP-REIT as of January 31, 2024, the total leased area represents the sum total of the area that is actually leased based on the lease agreement signed with end-tenant rounded down to the nearest whole number. The same shall apply hereinafter in (2).

(Note 4) “Occupancy rate” is the share of the leased area of the buildings in the leasable area for said buildings for each property held by MFLP-REIT as of January 31, 2024, rounded to the first decimal place. Occupancy rates for the total section are the share of the total leased area of the properties of the total leasable area of said properties, rounded to the first decimal place.

(Note 5) For “GLP/MFLP Ichikawa Shiohama,” “MFLP Yokohama Daikoku,” “MFLP Hino,” “MFLP Prologis Park Kawagoe” and “MFLP Tomei Ayase,” leasable area and leased area are the prorated figures equivalent to the co-ownership interest (quasi co-ownership interest) in each property that MFLP-REIT holds (50%, 50%, 25%, 50% and 50%, respectively) as of January 31, 2024.

(Note 6) Not disclosed, because consent has not been obtained from the lessee.

(Note 7) The book value for MFLP Osaka Katano and MFLP Tokorozawa includes land leasehold rights in trust.

(3)	Real estate assets in portfolio

The following summarizes the assets held by MFLP-REIT as of January 31, 2024.

Name of real estate, etc.	Location	Form of ownership	Leasable area (m²) (Note 1)	Appraisal value at end of period (millions of yen) (Note 2)	Book value (millions of yen) (Note 3)
GLP/MFLP Ichikawa Shiohama (Note 4)	1-6-3 Shiohama, Ichikawa-shi, Chiba	Real estate trust beneficiary interests	50,813	20,000	14,488
MFLP Kuki	1-10 Kiyokucho, Kuki-shi, Saitama	Real estate trust beneficiary interests	67,925	15,700	11,109
MFLP Yokohama Daikoku (Note 4)	43-1 Daikokucho, Tsurumi-ku, Yokohama-shi, Kanagawa	Real estate trust beneficiary interests	47,939	11,300	9,491
MFLP Yashio	99-1 Tsubutakita, Minamiushiroya, Yashio-shi, Saitama	Real estate trust beneficiary interests	39,692	12,000	8,825
MFLP Atsugi	4021-1 Sakuradai, Nakatsu, Aikawamachi, Aiko-gun, Kanagawa	Real estate trust beneficiary interests	40,958	10,400	6,941
MFLP Funabashi Nishiura	3-10-13 Nishiura, Funabashi-shi, Chiba	Real estate trust beneficiary interests	31,034	8,550	6,266
MFLP Kashiwa	259-1 Mukaiwari, Aotashindentobichi, Kashiwa-shi, Chiba	Real estate trust beneficiary interests	31,291	8,110	5,610
MFLP Sakai	1-171 Chikkoyawatamachi, Sakai-ku, Sakai-shi, Osaka	Real estate trust beneficiary interests	112,148	28,200	22,210
MFLP Komaki	2020-1 Higashimae, Honjo, Komaki-shi, Aichi	Real estate trust beneficiary interests	38,806	9,030	7,276
MFLP Hino (Note 4)	3-1-2 Asahigaoka, Hino-shi, Tokyo	Real estate trust beneficiary interests	46,801	14,100	11,717
MFLP Hiratsuka	2-1544-5 Nishishindo, Hiratsuka-shi, Kanagawa	Real estate trust beneficiary interests	33,055	8,390	6,499
MFLP Tsukuba	3-35-2 and 3-35-3, Shihogaoka, Tsukubamirai-shi, Ibaraki	Real estate trust beneficiary interests	Existing building: 37,938 Annex building: 25,600	11,300	8,041
MFLP Inazawa	2-1 Okudaosawa-cho, Inazawa-shi, Aichi	Real estate trust beneficiary interests	68,922	19,100	14,591
MFLP Atsugi II	84-1 Happongi, Ishida, Isehara-shi, Kanagawa, and other 3 lots of land	Real estate trust beneficiary interests	48,032	15,600	12,108
MFLP Fukuoka I	16-10 Butsudo, Shinbaru, Sue-machi, Kasuya-gun, Fukuoka, and other 4 lots of land	Real estate trust beneficiary interests	32,216	6,680	4,770
MFLP Prologis Park Kawagoe (Note 4)	1-9-3 Minamidai, Kawagoe-shi, Saitama	Real estate trust beneficiary interests	56,723	17,850	14,074

Name of real estate, etc.	Location	Form of ownership	Leasable area (m²) (Note 1)	Appraisal value at end of period (millions of yen) (Note 2)	Book value (millions of yen) (Note 3)
MFLP Hiroshima I	4-2876-26 Kanonshinmachi, Nishi-ku, Hiroshima-shi, Hiroshima	Real estate trust beneficiary interests	66,665	16,800	13,614
MFLP Ibaraki	4 Saito Akane, Ibaraki-shi, Osaka	Real estate trust beneficiary interests	208,811	68,900	56,422
MFLP Kawaguchi I	4-3342-1 Ryoke, Kawaguchi-shi, Saitama, and other 4 lots of land	Real estate trust beneficiary interests	48,119	20,600	17,986
MFLP Yachiyo Katsutadai	1807-13 Nakano, Kamikoya, Yachiyo-shi, Chiba, and 1 other lot of land	Real estate trust beneficiary interests	69,830	19,100	17,581
MFLP Osaka I	2-1-1 Kashima, Yodogawa-ku, Osaka-shi, Osaka, and other 2 lots of land	Real estate trust beneficiary interests	43,880	14,700	13,662
MFLP Hiratsuka II	366-4 Tateashi, Okami, Hiratsuka-shi, Kanagawa, and other	Real estate trust beneficiary interests	46,525	13,700	12,475
MFLP Osaka Katano (Note 5)	8-3702-6 Hoshidakita, Katano-shi, Osaka, and other 113 lots of land	Real estate trust beneficiary interests	67,264	16,400	16,150
MFLP Tomei Ayase (Note 4)	720-1, Shimohara, Kozono, Ayase-shi, Kanagawa, and other	Real estate trust beneficiary interests	27,074	9,610	9,620
MFLP Tokorozawa (Note 5)	308-1, Shodekubo, Chikumazawa, Miyoshi-machi, Iruma-gun, Saitama, and other	Real estate trust beneficiary interests	21,725	4,090	4,070
Logistics facilities subtotal			1,409,797	400,210	325,607
MFIP Inzai	2-101-14 Izumino, Inzai-shi, Chiba	Real estate trust beneficiary interests	Not disclosed (Note 6)	14,300	11,266
MFIP Inzai II	2-101-11 Izumino, Inzai-shi, Chiba, and other 2 lots of land	Real estate trust beneficiary interests	30,906	17,500	14,517
Industrial real estate subtotal			Not disclosed (Note 6)	31,800	25,783
Total			Not disclosed (Note 6)	432,010	351,391

(Note 1) “Leasable area” is the total floor area (rounded down to the nearest whole number) of each asset held by MFLP-REIT that is deemed to be leasable based on each Subject Lease Agreement or floor plan, etc. for such building as of January 31, 2024, and does not include the leased area indicated in the lease agreements concerning shops, vending machines, photovoltaic power generation facilities, parking lots, nursery centers and the like.

(Note 2) “Appraisal value at end of period” is the appraisal value as of the valuation date of January 31, 2024 by real estate appraisers based on the asset valuation methods and standards set forth in the Articles of Incorporation of MFLP-REIT and the rules and requirements imposed by The Investment Trusts Association, Japan. The appraisal of each asset held is entrusted to Japan Real Estate Institute, The Tanizawa Sōgō Appraisal Co., Ltd., Daiwa Real Estate Appraisal Co., Ltd. and CBRE K.K.

(Note 3) For “Book value,” the amount does not include the amount of construction in progress in trust.

(Note 4) For “GLP/MFLP Ichikawa Shiohama,” “MFLP Yokohama Daikoku,” “MFLP Hino,” “MFLP Prologis Park Kawagoe,” and “MFLP Tomei Ayase,” leasable area, appraisal value at end of period, and book value at end of period are the prorated figures equivalent to the co-ownership interest (quasi co-ownership interest) in each property that MFLP-REIT holds (50%, 50%, 25%, 50% and 50%, respectively) as of January 31, 2024.

(Note 5) The appraisal value at end of period and the book value for MFLP Osaka Katano and MFLP Tokorozawa include land leasehold rights in trust.

(Note 6) Not disclosed, because consent has not been obtained from the lessee.

The following is the status of leasing of real estate, etc. held by MFLP-REIT.

	15th period (From August 1, 2023 to January 31, 2024)				14th period (From February 1, 2023 to July 31, 2023)
Name of real estate, etc.	Total number of tenants [at end of period] (Note 1)	Occupancy rate [at end of period] (%) (Note 2)	Property leasing business revenues [during period] (millions of yen)	As a percentage of total property leasing business revenues (%)	Total number of tenants [at end of period] (Note 1)	Occupancy rate [at end of period] (%) (Note 2)	Property leasing business revenues [during period] (millions of yen)	As a percentage of total property leasing business revenues (%)
GLP/MFLP Ichikawa Shiohama (Note 3)	5	100.0	495	4.2	5	100.0	499	4.4
MFLP Kuki	3	100.0	481	4.1	3	100.0	491	4.3
MFLP Yokohama Daikoku (Note 3)	5	100.0	367	3.1	5	100.0	363	3.2
MFLP Yashio	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Atsugi	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Funabashi Nishiura	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Kashiwa	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Sakai	7	100.0	855	7.2	7	100.0	863	7.5
MFLP Komaki	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Hino (Note 3)	17	100.0	371	3.1	17	100.0	398	3.5
MFLP Hiratsuka	Not disclosed (Note 4)	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Tsukuba	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Inazawa	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Atsugi II	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Fukuoka I	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Prologis Park Kawagoe (Note 3)	9	94.2	420	3.6	10	94.2	434	3.8
MFLP Hiroshima I	4	100.0	518	4.4	4	100.0	511	4.5
MFLP Ibaraki	10	100.0	1,881	15.9	10	100.0	1,835	16.0
MFLP Kawaguchi I	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Yachiyo Katsutadai	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Osaka I	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)

	15th period (From August 1, 2023 to January 31, 2024)				14th period (From February 1, 2023 to July 31, 2023)
Name of real estate, etc.	Total number of tenants [at end of period] (Note 1)	Occupancy rate [at end of period] (%) (Note 2)	Property leasing business revenues [during period] (millions of yen)	As a percentage of total property leasing business revenues (%)	Total number of tenants [at end of period] (Note 1)	Occupancy rate [at end of period] (%) (Note 2)	Property leasing business revenues [during period] (millions of yen)	As a percentage of total property leasing business revenues (%)
MFLP Hiratsuka II	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	2	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Osaka Katano	Not disclosed (Note 4)	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
MFLP Tomei Ayase (Note 3)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	―	―	―	―
MFLP Tokorozawa	Not disclosed (Note 4)	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	―	―	―	―
Logistics facilities subtotal	Not disclosed (Note 4)	99.8	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	99.8	Not disclosed (Note 4)	Not disclosed (Note 4)
MFIP Inzai	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)
MFIP Inzai II	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)	1	100.0	Not disclosed (Note 4)	Not disclosed (Note 4)
Industrial real estate subtotal	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)	Not disclosed (Note 4)
Total	Not disclosed (Note 4)	99.8	11,845	100.0	Not disclosed (Note 4)	99.8	11,478	100.0

(Note 1) “Total number of tenants” is the total number of the Subject Lease Agreements for buildings in the portfolio assets held by MFLP-REIT as of each accounts settlement date. If a master lease agreement has been executed for each portfolio asset held by MFLP-REIT as of each accounts settlement date, it is the total number of the end-tenants. However, if one lessee enters into a multiple number of the Subject Lease Agreements for the same building of assets held by MFLP-REIT as of each accounts settlement date, the number of tenants is calculated on the assumption that such lessee is one party.

(Note 2) “Occupancy rate” is the share of the leased area of the buildings in the leasable area for said buildings in the real estate in trust in the Subject Lease Agreements concluded for each property held by MFLP-REIT as of each accounts settlement date, rounded to the first decimal place. Occupancy rates for the total section are the share of the total leased area of the properties of the total leasable area of said properties, rounded to the first decimal place.

(Note 3) For “GLP/MFLP Ichikawa Shiohama,” “MFLP Yokohama Daikoku,” “MFLP Hino,” “MFLP Prologis Park Kawagoe” and “MFLP Tomei Ayase,” property leasing business revenues and figures expressed as a percentage of total property leasing business revenues are the prorated figures equivalent to the co-ownership interest (quasi co-ownership interest) in each property that MFLP-REIT holds as of each accounts settlement date (50%, 50%, 25%, 50% and 50%, respectively).

(Note 4) Not disclosed, because consent has not been obtained from the lessee.

(4)	Schedule of renewable energy power generation facilities

Not applicable.

(5)	Schedule of rights to operate public facilities, etc.

Not applicable.

(6)	Status of other assets

Trust beneficiary interests that have real estate as the main assets in trust, etc. are listed all at once in “(3) Real estate assets in portfolio” presented earlier in this document, and there are no main specified assets invested by MFLP-REIT other than those listed there in the portfolio as of January 31, 2024.

i)	Itemization of investment securities portfolio assets

Not applicable.

ii)	Table of status of contract amount, etc. and fair value of specified transactions

Not applicable.

(7)	Status of holding of assets by country and region

Not applicable, because there are none in countries and regions other than Japan.

4.	Capital Expenditures of Real Estate Held
(1)	Schedule of capital expenditures

Of the capital expenditures accompanying renovations, etc. currently planned for real estate and real estate in trust of real estate trust beneficiary interests held by MFLP-REIT, the following are the major planned amounts. There may be cases where the planned construction amount ends up being in part expensed in accounting instead of being capitalized.

Name of real estate, etc.	Location	Purpose	Scheduled time	Planned construction amount (millions of yen) (Note)
				Total amount	Amount paid during period	Total amount already paid
MFLP Kuki	Kuki-shi, Saitama	Installation of LED lighting	From October 2024 to January 2025	51	―	―
MFLP Yokohama Daikoku	Yokohama-shi, Kanagawa	Exterior wall painting, etc. (Section 12)	From March 2024 to June 2024	16	―	―
MFLP Yokohama Daikoku	Yokohama-shi, Kanagawa	Coastal protection and repair work	From March 2024 to June 2024	12	―	―
MFLP Yokohama Daikoku	Yokohama-shi, Kanagawa	Exterior wall painting, etc. (Section 13)	From July 2024 to December 2024	54	―	―
MFLP Yokohama Daikoku	Yokohama-shi, Kanagawa	Replacement of air conditioning equipment and total heat exchanger	From August 2024 to December 2024	72	―	―
MFLP Funabashi Nishiura	Funabashi-shi, Chiba	Installation of LED lighting	From November 2023 to February 2024	38	―	―
MFLP Sakai	Sakai-shi, Osaka	Upgrade of photovoltaic power generation facility	From March 2024 to August 2024	18	―	―
MFLP Hino	Hino-shi, Tokyo	Lighting equipment installation (Section 1)	From May 2024 to June 2024	37	―	―
MFLP Hino	Hino-shi, Tokyo	Lighting equipment installation (Section 2)	From September 2024 to October 2024	37	―	―
MFLP Hino	Hino-shi, Tokyo	Full-scale replacement of emergency and guidance lighting fixtures	From September 2024 to October 2024	10	―	―
MFLP Tsukuba	Tsukubamirai-shi, Ibaraki	Exterior wall work (Section 1)	From February 2024 to July 2024	150	―	―
MFLP Tsukuba	Tsukubamirai-shi, Ibaraki	Exterior wall work (Section 2)	From August 2024 to December 2024	50	―	―
MFLP Tsukuba	Tsukubamirai-shi, Ibaraki	LED lighting renewal and installation of additional external lighting	From September 2024 to January 2025	94	―	―
MFLP Fukuoka I	Sue-machi, Kasuya-gun, Fukuoka	Renewal of industrial television server	From March 2024 to July 2024	15	―	―
MFLP Hiroshima I	Hiroshima-shi, Hiroshima	Installation of photovoltaic power generation facility	From June 2024 to January 2025	100	―	―
MFLP Ibaraki	Ibaraki-shi, Osaka	Upgrade of electricity meters	From December 2023 to February 2024	43	―	―
(Note)	For “MFLP Yokohama Daikoku” and “MFLP Hino,” each planned construction amount is the prorated figures equivalent to the quasi co-ownership interest in each property that MFLP-REIT holds (50% and 25%, respectively).

(2)	Capital expenditures during period

The following summarizes the major construction work falling under capital expenditures conducted during the fiscal period under review for real estate, etc. held by MFLP-REIT. Capital expenditures in the fiscal period under review amounted to ¥168 million and, other than this, there was ¥153 million in repair expenses categorized as operating expenses in the fiscal period under review.

Name of real estate, etc.	Location	Purpose	Period	Construction amount (millions of yen) (Note)
MFLP Yokohama Daikoku	Yokohama-shi, Kanagawa	Exterior wall painting, etc. (Section 11)	From July 2023 to December 2023	49
MFLP Yokohama Daikoku	Yokohama-shi, Kanagawa	Lounge renewal work	From August 2023 to September 2023	13
MFLP Ibaraki	Ibaraki-shi, Osaka	Replacement of fire alarm equipment	From January 2024 to January 2024	10
Other capital expenditures				94
Total				168
(Note)	For “MFLP Yokohama Daikoku,” the construction amount is the prorated figure equivalent to the quasi co-ownership interest in the property that MFLP-REIT holds (50%).

(3)	Cash reserves for long-term repair and maintenance plans

Not applicable.

5.	Status of Expenses and Liabilities
(1)	Details of expenses related to asset management
(Thousands of yen)
Item	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Asset management fee (Note)	1,129,442	1,100,519
Asset custody fee	17,500	16,827
Administrative service fees	24,014	20,279
Directors’ compensations	6,600	6,600
Audit fee	11,000	10,000
Other expenses	68,623	67,418
Total	1,257,180	1,221,644
(Note)	Other than the amount stated above, there is an asset management fee associated with a property acquisition factored into the book value of the properties (the 14th period: ¥41,250 thousand; the 15th period: ¥34,250 thousand).

(2)	Debt financing status

The following is the status of loans as of January 31, 2024.

Category	Lender	Borrowing date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date (Note 3)	Repayment method	Use	Remarks
Short-term loans (Note 1)	Mizuho Bank, Ltd.	July 19, 2023	2,500	―	―	Aug. 21, 2023	Bullet repayment	(Note 4)	Unsecured Non-guaranteed
	Mizuho Bank, Ltd. (Note 2)	Oct. 10, 2023	―	―	―	Nov. 17, 2023	Bullet repayment	(Note 4)
	The Bank of Fukuoka, Ltd.	Nov. 24, 2023	2,000	600	0.1200	Feb. 26, 2024	Bullet repayment	(Note 4)
	Subtotal		4,500	600
Long-term loans	Sumitomo Mitsui Banking Corporation	Sept. 1, 2016	1,500	1,500	0.4213	Sept. 1, 2026	Bullet repayment	(Note 4)	Unsecured Non-guaranteed
		Feb. 4, 2019	1,000	1,000	0.1475	Feb. 5, 2024 (Note 5)	Bullet repayment	(Note 4)
		Mar. 2, 2020	1,700	1,700	0.2000	Mar. 4, 2024 (Note 5)	Bullet repayment	(Note 4)
		Mar. 2, 2020	1,700	1,700	0.3723	Mar. 4, 2030	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,500	1,500	0.2829	Oct. 6, 2027	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,500	1,500	0.4168	Oct. 6, 2029	Bullet repayment	(Note 4)
		Mar. 16, 2021	800	800	0.3743	Mar. 16, 2028	Bullet repayment	(Note 4)
		Mar. 16, 2021	800	800	0.6325	Mar. 16, 2031	Bullet repayment	(Note 4)
		Feb. 2, 2022	700	700	0.3813	Feb. 2, 2029	Bullet repayment	(Note 4)
		Feb. 2, 2022	700	700	0.5538	Aug. 4, 2031	Bullet repayment	(Note 4)
		Mar. 15, 2022	800	800	0.5957	Sept. 16, 2031	Bullet repayment	(Note 4)
		Sept. 1, 2022	2,000	2,000	Base rate +0.3300 (Note 6)	Sept. 1, 2033	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	0.5000	Feb. 1, 2027	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)
		Feb. 6, 2023	500	500	0.5000	Feb. 1, 2027	Bullet repayment	(Note 4)
		Feb. 6, 2023	500	500	1.2363	Feb. 1, 2033	Bullet repayment	(Note 4)
	Sumitomo Mitsui Trust Bank, Limited	Sept. 1, 2016	2,000	―	0.3050	Sept. 1, 2023	Bullet repayment	(Note 4)
		Sept. 1, 2016	1,500	1,500	0.3813	Sept. 1, 2025	Bullet repayment	(Note 4)
		Feb. 4, 2019	1,500	1,500	0.1475	Feb. 5, 2024 (Note 5)	Bullet repayment	(Note 4)

Category	Lender	Borrowing date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date (Note 3)	Repayment method	Use	Remarks
Long-term loans	Sumitomo Mitsui Trust Bank, Limited	Mar. 2, 2020	800	800	0.1059	Mar. 3, 2025	Bullet repayment	(Note 4)	Unsecured Non-guaranteed
		Mar. 16, 2021	2,000	2,000	0.1950	Mar. 16, 2026	Bullet repayment	(Note 4)
		Feb. 2, 2022	1,200	1,200	0.2375	Feb. 2, 2027	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	0.5875	Feb. 1, 2027	Bullet repayment	(Note 4)
		Sept. 1, 2023	―	2,000	0.5313	Sept. 1, 2027	Bullet repayment	(Note 4)
	Mizuho Bank, Ltd.	Aug. 2, 2016	1,700	1,700	0.2113	Aug. 2, 2024 (Note 5)	Bullet repayment	(Note 4)
		Mar. 15, 2018	900	900	0.4895	Sept. 15, 2027	Bullet repayment	(Note 4)
		Feb. 4, 2019	2,000	2,000	0.3687	Aug. 4, 2028	Bullet repayment	(Note 4)
		Apr. 6, 2020	1,200	1,200	0.4942	Apr. 8, 2030	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,000	1,000	0.4707	Oct. 7, 2030	Bullet repayment	(Note 4)
		Mar. 16, 2021	1,600	1,600	0.6325	Mar. 17, 2031	Bullet repayment	(Note 4)
		Feb. 2, 2022	1,200	1,200	0.5813	Feb. 2, 2032	Bullet repayment	(Note 4)
		Aug. 2, 2022	400	400	0.7488	Aug. 2, 2032	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)
	MUFG Bank, Ltd.	Feb. 4, 2019	500	500	0.2313	Feb. 4, 2026	Bullet repayment	(Note 4)
		Feb. 5, 2020	800	800	0.2385	Feb. 5, 2027	Bullet repayment	(Note 4)
		Feb. 5, 2020	800	800	0.4272	Feb. 5, 2030	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,300	1,300	0.2829	Oct. 6, 2027	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,200	1,200	0.4168	Oct. 9, 2029	Bullet repayment	(Note 4)
		Mar. 16, 2021	500	500	0.3743	Mar. 16, 2028	Bullet repayment	(Note 4)
		Mar. 16, 2021	500	500	0.4408	Mar. 16, 2029	Bullet repayment	(Note 4)
		Feb. 2, 2022	300	300	0.2025	Feb. 2, 2026	Bullet repayment	(Note 4)
		Mar. 31, 2022	500	500	0.2975	Mar. 31, 2026	Bullet repayment	(Note 4)
		Feb. 1, 2023	300	300	0.5375	Feb. 1, 2027	Bullet repayment	(Note 4)

Category	Lender	Borrowing date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date (Note 3)	Repayment method	Use	Remarks
Long-term loans	MUFG Bank, Ltd.	Feb. 6, 2023	1,000	1,000	0.6300	Feb. 7, 2028	Bullet repayment	(Note 4)	Unsecured Non-guaranteed
		Mar. 1, 2023	2,200	2,200	0.6725	Mar. 1, 2028	Bullet repayment	(Note 4)
	Mizuho Trust & Banking Co., Ltd.	Sept. 1, 2016	600	600	0.3237	Mar. 1, 2024 (Note 5)	Bullet repayment	(Note 4)
		Sept. 1, 2016	700	700	0.3425	Sept. 2, 2024 (Note 5)	Bullet repayment	(Note 4)
		Feb. 4, 2019	500	500	0.1475	Feb. 5, 2024 (Note 5)	Bullet repayment	(Note 4)
		Apr. 6, 2020	500	500	0.4942	Apr. 8, 2030	Bullet repayment	(Note 4)
		Oct. 6, 2020	2,000	2,000	0.3255	Oct. 6, 2028	Bullet repayment	(Note 4)
		Mar. 15, 2022	300	300	0.5957	Sept. 16, 2031	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)
		Feb. 6, 2023	500	500	1.2363	Feb. 7, 2033	Bullet repayment	(Note 4)
		Mar. 15, 2023	300	300	1.1163	Feb. 7, 2033	Bullet repayment	(Note 4)
	Development Bank of Japan Inc.	Aug. 2, 2016	2,100	2,100	0.3125	Aug. 3, 2026	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,000	1,000	0.4851	Oct. 9, 2029	Bullet repayment	(Note 4)
	The Bank of Fukuoka, Ltd.	Aug. 2, 2016	1,300	1,300	0.2169	Feb. 2, 2024 (Note 5)	Bullet repayment	(Note 4)
		Mar. 15, 2018	400	400	0.3563	Mar. 14, 2025	Bullet repayment	(Note 4)
		Feb. 4, 2019	2,000	2,000	0.3988	Feb. 5, 2029	Bullet repayment	(Note 4)
		Apr. 6, 2020	1,800	1,800	0.4942	Apr. 8, 2030	Bullet repayment	(Note 4)
		Oct. 6, 2020	2,000	2,000	0.3255	Oct. 6, 2028	Bullet repayment	(Note 4)
		Feb. 2, 2022	1,200	1,200	0.5813	Feb. 2, 2032	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	1.0175	Aug. 1, 2030	Bullet repayment	(Note 4)
	Nippon Life Insurance Company	Aug. 2, 2016	1,000	1,000	0.3125	Aug. 3, 2026	Bullet repayment	(Note 4)
		Feb. 2, 2022	1,200	1,200	0.5813	Feb. 2, 2032	Bullet repayment	(Note 4)
		Aug. 4, 2022	500	500	0.6455	Aug. 4, 2031	Bullet repayment	(Note 4)

Category	Lender	Borrowing date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date (Note 3)	Repayment method	Use	Remarks
Long-term loans	Nippon Life Insurance Company	Feb. 1, 2023	500	500	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)	Unsecured Non-guaranteed
	The Norinchukin Bank	Feb. 4, 2019	1,000	1,000	0.2313	Feb. 4, 2026	Bullet repayment	(Note 4)
		Feb. 5, 2020	1,000	1,000	0.3360	Feb. 7, 2028	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,500	1,500	0.3255	Oct. 6, 2028	Bullet repayment	(Note 4)
		Mar. 16, 2021	1,000	1,000	0.3464	Mar. 16, 2028	Bullet repayment	(Note 4)
		Feb. 2, 2022	1,200	1,200	0.5263	Feb. 3, 2031	Bullet repayment	(Note 4)
		Aug. 4, 2022	500	500	0.4988	Aug. 3, 2029	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	0.9663	Feb. 1, 2030	Bullet repayment	(Note 4)
		Mar. 15, 2023	600	600	0.9350	Mar. 17, 2031	Bullet repayment	(Note 4)
	The Yamaguchi Bank, Ltd.	Mar. 15, 2018	600	600	0.3319	Sept. 13, 2024 (Note 5)	Bullet repayment	(Note 4)
		Feb. 4, 2019	600	600	0.2313	Feb. 4, 2026	Bullet repayment	(Note 4)
		Mar. 2, 2020	900	900	0.3723	Mar. 4, 2030	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,000	1,000	0.5377	Oct. 7, 2030	Bullet repayment	(Note 4)
		Mar. 16, 2021	800	800	0.7140	Mar. 16, 2032	Bullet repayment	(Note 4)
		Feb. 2, 2022	800	800	0.5538	Aug. 4, 2031	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)
	Mitsui Sumitomo Insurance Company, Limited	Mar. 15, 2018	600	600	0.3563	Mar. 14, 2025	Bullet repayment	(Note 4)
		Feb. 4, 2019	600	600	0.2087	Aug. 4, 2025	Bullet repayment	(Note 4)
		Mar. 2, 2020	800	800	0.1836	Mar. 2, 2027	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,000	1,000	0.2629	Apr. 6, 2027	Bullet repayment	(Note 4)
		Feb. 2, 2022	800	800	0.3813	Feb. 2, 2029	Bullet repayment	(Note 4)
	Shinkin Central Bank	Dec. 3, 2018	2,000	―	0.2375	Dec. 1, 2023	Bullet repayment	(Note 4)
		Feb. 4, 2019	1,800	1,800	0.1863	Feb. 4, 2025	Bullet repayment	(Note 4)

Category	Lender	Borrowing date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date (Note 3)	Repayment method	Use	Remarks
Long-term loans	Shinkin Central Bank	Feb. 5, 2020	1,600	1,600	0.3809	Feb. 5, 2029	Bullet repayment	(Note 4)	Unsecured Non-guaranteed
		Oct. 6, 2020	2,000	2,000	0.4168	Oct. 9, 2029	Bullet repayment	(Note 4)
		Mar. 16, 2021	1,200	1,200	0.5937	Sept. 17, 2030	Bullet repayment	(Note 4)
		Feb. 2, 2022	1,200	1,200	0.5263	Feb. 3, 2031	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	1.2265	Aug. 2, 2032	Bullet repayment	(Note 4)
		Dec. 1, 2023	―	2,000	1.1438	Dec. 1, 2031	Bullet repayment	(Note 4)
	Sumitomo Life Insurance Company	Dec. 3, 2018	1,000	1,000	0.3975	Dec. 3, 2026	Bullet repayment	(Note 4)
		Mar. 2, 2020	800	800	0.2182	Mar. 2, 2028	Bullet repayment	(Note 4)
		Feb. 2, 2022	1,200	1,200	0.5813	Feb. 2, 2032	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)
	The Chiba Bank, Ltd.	Feb. 4, 2019	1,000	1,000	0.2313	Feb. 4, 2026	Bullet repayment	(Note 4)
		Mar. 2, 2020	500	500	0.1836	Mar. 2, 2027	Bullet repayment	(Note 4)
		Mar. 16, 2021	1,000	1,000	0.3464	Mar. 16, 2028	Bullet repayment	(Note 4)
		Feb. 2, 2022	500	500	0.3813	Feb. 2, 2029	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	1.0175	Aug. 1, 2030	Bullet repayment	(Note 4)
	SBI Shinsei Bank, Limited	Feb. 5, 2020	800	800	0.3809	Feb. 5, 2029	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,000	1,000	0.4168	Oct. 9, 2029	Bullet repayment	(Note 4)
		Mar. 16, 2021	1,000	1,000	0.5937	Sept. 17, 2030	Bullet repayment	(Note 4)
		Feb. 2, 2022	800	800	0.5538	Aug. 4, 2031	Bullet repayment	(Note 4)
		Feb. 1, 2023	500	500	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)
	The 77 Bank, Ltd.	Mar. 2, 2020	900	900	0.3723	Mar. 4, 2030	Bullet repayment	(Note 4)
		Oct. 6, 2020	1,000	1,000	0.5377	Oct. 7, 2030	Bullet repayment	(Note 4)
		Mar. 16, 2021	800	800	0.6325	Mar. 17, 2031	Bullet repayment	(Note 4)
	The Yamanashi Chuo Bank, Ltd.	Oct. 6, 2020	1,000	1,000	0.5377	Oct. 7, 2030	Bullet repayment	(Note 4)

Category	Lender	Borrowing date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date (Note 3)	Repayment method	Use	Remarks
Long-term loans	The Yamanashi Chuo Bank, Ltd.	Feb. 2, 2022	800	800	0.5538	Aug. 4, 2031	Bullet repayment	(Note 4)	Unsecured Non-guaranteed
	The Chugoku Bank, Limited	Oct. 6, 2020	1,000	1,000	0.2829	Oct. 6, 2027	Bullet repayment	(Note 4)
		Feb. 2, 2022	800	800	0.3813	Feb. 2, 2029	Bullet repayment	(Note 4)
	The Joyo Bank, Ltd.	Oct. 6, 2020	1,000	1,000	0.2829	Oct. 6, 2027	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	1.0175	Aug. 1, 2030	Bullet repayment	(Note 4)
	The Hyakugo Bank, Ltd.	Oct. 6, 2020	1,000	1,000	0.3305	Apr. 6, 2027	Bullet repayment	(Note 4)
		Feb. 2, 2022	800	800	0.5538	Aug. 4, 2031	Bullet repayment	(Note 4)
	Daishi Hokuetsu Bank, Ltd.	Oct. 6, 2020	1,000	1,000	0.3305	Apr. 6, 2027	Bullet repayment	(Note 4)
		Feb. 2, 2022	800	800	0.3813	Feb. 2, 2029	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	0.9663	Feb. 1, 2030	Bullet repayment	(Note 4)
	The Bank of Kyoto, Ltd.	Oct. 6, 2020	500	500	0.4707	Oct. 7, 2030	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	1.2265	Aug. 2, 2032	Bullet repayment	(Note 4)
	Resona Bank, Limited	Feb. 2, 2022	1,400	1,400	0.5538	Aug. 2, 2031	Bullet repayment	(Note 4)
	Momiji Bank, Ltd.	Feb. 2, 2022	1,000	1,000	0.5538	Aug. 4, 2031	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	1.2265	Aug. 2, 2032	Bullet repayment	(Note 4)
	The Keiyo Bank, Ltd.	Feb. 2, 2022	1,000	1,000	0.5538	Aug. 4, 2031	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	1.0175	Aug. 1, 2030	Bullet repayment	(Note 4)
	The Iyo Bank, Ltd.	Feb. 2, 2022	1,000	1,000	0.5813	Feb. 2, 2032	Bullet repayment	(Note 4)
	The Yamagata Bank, Ltd.	Feb. 2, 2022	1,000	1,000	0.5813	Feb. 2, 2032	Bullet repayment	(Note 4)
		Feb. 1, 2023	400	400	0.9663	Feb. 1, 2030	Bullet repayment	(Note 4)
	Kiraboshi Bank, Ltd.	Feb. 1, 2023	300	300	0.9663	Feb. 1, 2030	Bullet repayment	(Note 4)
		Feb. 1, 2023	200	200	1.2713	Feb. 1, 2033	Bullet repayment	(Note 4)
	The Hachijuni Bank, Ltd.	Feb. 1, 2023	500	500	1.0175	Aug. 1, 2030	Bullet repayment	(Note 4)
	Subtotal		125,700	125,700

Category	Lender	Borrowing date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date (Note 3)	Repayment method	Use	Remarks
Total			130,200	126,300

(Note 1) In the amounts for short-term loans payable, the most recent interest rate for each contract is presented rounded to the fourth decimal place. In addition, the most recent borrowing date and most recent maturity limit are stated for those respective items.

(Note 2) A bullet repayment of short-term loans payable of ¥4,500 million borrowed on October 10, 2023 was made on November 17, 2023.

(Note 3) If the “Maturity date” is not a business day, it becomes the following business day.

(Note 4) “Use” of funds is for purchase of real estate or real estate trust beneficiary interests, refinancing of loans, working capital, etc.

(Note 5) The amounts are recorded as the current portion of long-term loans payable under current liabilities on the balance sheets at the end of the fiscal period.

(Note 6) The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date and the starting date of the interest calculation period. However, even if the interest calculation period is less than three months, the base rate will be calculated using the JBA 3-month yen TIBOR.

Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR.

The base rate applied as of January 31, 2024 was 0.07000%.

(3)	Status of investment corporation bonds

The following is the status of investment corporation bonds issued as of January 31, 2024.

Issue name	Issue date	Balance at beginning of period (millions of yen)	Balance at end of period (millions of yen)	Interest rate (%)	Maturity date	Redemption method	Use	Remarks
1st Unsecured Bonds (Sustainability Bonds)	February 12, 2021	3,000	3,000	0.500	February 12, 2031	Bullet repayment (Note 1)	(Note 2)	Unsecured Non-guaranteed (Note 3)
2nd Unsecured Bonds (Green Bonds)	November 25, 2022	2,000	2,000	0.820	November 25, 2032	Bullet repayment (Note 1)	(Note 4)	Unsecured Non-guaranteed (Note 3)
Total		5,000	5,000

(Note 1) Redemption by purchase may be carried out any time on and after the day following the payment date, unless otherwise determined by the depository.

(Note 2) Refinancing funds for the loan needed to acquire specified assets subject to sustainability finance (MFLP Ibaraki and MFLP Kawaguchi I).

“Sustainability finance” refers to certain fund-raising activities carried out through sustainability bonds or sustainability loans with the aim of allocating funds towards the acquisition of specified assets that are “Eligible Green Assets” and “Eligible Sustainable Assets” (both of which are defined in MFLP-REIT’s “Sustainability Finance Framework”) and towards refinancing new or existing loans and investment corporation bonds to acquire these assets.

(Note 3) These include a negative pledge clause and special pari passu conditions among specified investment corporation bonds.

(Note 4) Refinancing funds for the loan needed to acquire specified assets subject to green finance (MFLP Yachiyo Katsutadai, MFLP Osaka I and MFLP Hiratsuka II).
“Green finance” refers to certain fund-raising activities carried out through green bonds or green loans with the aim of allocating funds towards the acquisition of specified assets that are “Eligible Green Assets” (which are defined in MFLP-REIT’s “Sustainability Finance Framework”) and towards refinancing new or existing loans and investment corporation bonds to acquire these assets.

(4)	Status of short-term investment corporation bonds

Not applicable.

(5)	Status of investment unit acquisition rights

Not applicable.

6.	Status of Sale and Purchase during Period
(1)	Status, etc. of sale and purchase of real estate, etc. and asset-backed securities, etc. and infrastructure assets, etc. and infrastructure-related assets
Name of real estate, etc.	Acquisition		Disposition
	Acquisition date	Acquisition price (millions of yen) (Note 1)	Disposition date	Disposition price (millions of yen)	Book value (millions of yen)	Gain (Loss) on sale (millions of yen)
MFLP Tomei Ayase (Note 2)	August 10, 2023	9,610	―	―	―	―
MFLP Tokorozawa	August 10, 2023	4,090	―	―	―	―
Total	―	13,700	―	―	―	―

(Note 1) “Acquisition price” is the purchase price of each trust beneficiary interest as set forth in each agreement for sale and purchase of trust beneficiary interest for the acquired assets (excluding consumption tax and local consumption tax or the various costs required in the acquisition), rounded down to the nearest million yen.

(Note 2) For “MFLP Tomei Ayase,” the acquisition price is the prorated figure equivalent to the co-ownership (50%) in the property acquired by MFLP-REIT.

(2)	Status, etc. of sales and purchases of other assets

Other main assets are generally bank deposits or bank deposits within assets in trust.

(3)	Investigation into value, etc. of specified assets
i)	Real estate, etc.
Acquisition or disposition	Type of asset	Name of real estate, etc.	Transaction date	Acquisition price or disposition price (millions of yen) (Note 2)	Appraisal value (millions of yen)	Appraisal company	Date of valuation
Acquisition	Real estate trust beneficiary interests	MFLP Tomei Ayase (Note 3)	August 10, 2023	9,610	9,610	Japan Real Estate Institute	May 31, 2023
Acquisition	Real estate trust beneficiary interests	MFLP Tokorozawa	August 10, 2023	4,090	4,090	Japan Real Estate Institute	May 31, 2023
Total				13,700	13,700	―	―

(Note 1) For transactions requiring appraisal of real estate, etc. of specified assets pursuant to Article 201, Paragraph 1 of the Investment Trust Act, Japan Real Estate Institute has carried out the appraisal pursuant to “Real Estate Appraisal Standards; Particulars; Chapter 3: Appraisal on Value of Real Estate Subject to Securitization” and MFLP-REIT has been notified of the appraisal findings.

(Note 2) “Acquisition price” does not include the various costs required in the acquisition of the real estate, etc., property tax, city planning tax, consumption tax, or local consumption tax.

(Note 3) For “MFLP Tomei Ayase,” the acquisition price and the appraisal value are the prorated figures equivalent to the co-ownership in the property acquired by MFLP-REIT (50%).

ii)	Other

Not applicable.

(4)	Status of interested party transactions, etc.
i)	Status of sale and purchase transactions with interested parties, etc.
Category	Amount of purchase or sale, etc. (Note 2)
	Amount of purchase, etc. (thousands of yen)		Amount of sale, etc. (thousands of yen)
Total amount	13,700,000		―
Breakdown of status of transactions with interested parties, etc. (Note 1)
Mitsui Fudosan Co., Ltd.	13,700,000	(100.0%)	―	(― %)
Total	13,700,000	(100.0%)	―	(― %)

(Note 1) “Interested parties, etc.” refers to stakeholders, etc. of the asset management company with which MFLP-REIT has concluded an asset management agreement as provided in Article 123 of the Order for Enforcement of the Act on Investment Trusts and Investment Corporations and Article 26, Paragraph 1, Item 27 of the Rules on Management Reports, etc. of Investment Trusts and Investment Corporations of The Investment Trusts Association, Japan.

(Note 2) “Amount of purchase or sale, etc.” does not include the various costs required in the acquisition of the real estate, etc., property tax, or city planning tax.

ii)	Amount of commission fee, etc.
Category	Total amount of commission fee, etc. (A) (thousands of yen)	Breakdown of transactions with interested parties, etc.		As a percentage of total amount (B/A)
		Paid to	Amount paid (B) (thousands of yen)
Logistics management fee	285,905	Mitsui Fudosan Co., Ltd.	261,465	91.5%
Building management fee	445,470	Mitsui Fudosan Facilities Co., Ltd.	197,074	44.2%
		Mitsui Fudosan Facilities West Co., Ltd.	182,517	41.0%
(Note)	“Interested parties, etc.” refers to stakeholders, etc. of the asset management company with which MFLP-REIT has concluded an asset management agreement as provided in Article 123 of the Order for Enforcement of the Act on Investment Trusts and Investment Corporations and Article 26, Paragraph 1, Item 27 of the Rules on Management Reports, etc. of Investment Trusts and Investment Corporations of The Investment Trusts Association, Japan.

iii)	Other payments to interested parties, etc.

Other payments to interested parties, etc. are as follows:

Paid to	Category	Amount (thousands of yen)
Mitsui Fudosan Co., Ltd.	Repairs and related work, etc.	9,943
Mitsui Fudosan Building Management Co., Ltd.	Repairs and related work, etc.	375
Mitsui Fudosan Facilities Co., Ltd.	Repairs and related work, etc.	84,469
Mitsui Fudosan Facilities West Co., Ltd.	Repairs and related work, etc.	64,942

iv)	Leasing transaction, etc.

Leasing transactions with interested parties, etc. are as follows:

Name of lessee	Category	Rental revenues (thousands of yen)
Mitsui Fudosan Co., Ltd.	Rent income, etc.	414,233

(5)	Status, etc. of transactions with the asset management company pertaining to operations of concurrent business engaged in by the asset management company

Not applicable, because the asset management company (Mitsui Fudosan Logistics REIT Management Co., Ltd.) does not engage in any type I financial instruments business, type II financial instruments business, real estate brokerage or specified joint real estate venture as a concurrent business.

7.	Accounting
(1)	Status, etc. of assets, liabilities, principal, and income and loss

For the status, etc. of assets, liabilities, principal, and income and loss, please refer to “Balance Sheets,” “Statements of Income,” “Statements of Changes in Net Assets,” “Notes to Financial Statements” and “Statements of Cash Distributions” presented later in this document.

The previous fiscal period’s information on the balance sheets, statements of income, statements of changes in net assets, notes to financial statements, and statements of cash distributions is for reference and is not subject to an audit of the independent auditor for the fiscal period under review, pursuant to Article 130 of the Investment Trust Act.

(2)	Change in method of calculation of depreciation and amortization

Not applicable.

(3)	Change in method of valuation of real estate, etc. and infrastructure assets, etc.

Not applicable.

(4)	Status, etc. of beneficiary certificates, etc. of investment trust established by itself

Not applicable.

8.	Other
(1)	Notice
i)	General meeting of unitholders

The 5th General Meeting of Unitholders of MFLP-REIT was held during the fiscal period under review. The following summarizes the key proposals approved at the General Meeting of Unitholders.

Approval date	Item	Summary
October 27, 2023	Partial Amendments to the Articles of Incorporation	Proposals were approved concerning the following: (1) Establishment of provisions related to measures for electronic provision taken for the information contained in reference documents for a general meeting of unit holders and other documents; (2) Revision of provisions to partially amend the system of voting at a general meeting of unitholders; (3) Revision of standards relating to the payment of asset management fees to the Asset Management Company.
	Election of officers	Each of the candidate officers of MFLP-REIT (up for new election or reelection) were approved for election.

ii)	Board of Directors of the investment corporation

The following summarizes the key items of the major contract conclusions and changes approved at meetings of the Board of Directors of MFLP-REIT in the fiscal period under review.

Approval date	Item	Summary
August 3, 2023	Conclusion of new investment units underwriting agreement, etc.	Concerning the issuance of new investment units and secondary offering of investment units approved at a meeting of the Board of Directors held on July 31 and August 3, 2023, general administrative services concerning new investment units underwriting, etc. related to primary offering were entrusted to underwriters (Note).
(Note)	The underwriters are Daiwa Securities Co. Ltd., Nomura Securities Co., Ltd., SMBC Nikko Securities Inc., Mizuho Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., and Okasan Securities Co., Ltd.

(2)	Rounding of monetary and percentage figures

Unless otherwise specified, monetary figures are rounded down and percentage figures are rounded to the nearest specified unit in this document.

(3)	Disclosure pertaining to corporation holding overseas real estate

Not applicable.

(4)	Disclosure pertaining to real estate of corporation holding overseas real estate

Not applicable.

Mitsui Fudosan Logistics Park Inc.

Balance Sheets

		(Thousands of yen)
	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Assets
Current assets
Cash and deposits (Notes 3 and 4)	¥ 703,770	¥ 629,061
Cash and deposits in trust (Notes 3 and 4)	8,371,276	7,328,561
Operating accounts receivable	58,740	194,002
Prepaid expenses	102,536	14,998
Consumption taxes receivable	-	1,143,742
Other	9,138	2,449
Total current assets	9,245,462	9,312,816
Non-current assets
Property and equipment (Note 5)
Buildings in trust	192,609,798	186,125,505
Less: accumulated depreciation	(22,016,098)	(19,321,522)
Buildings in trust(net amount)	170,593,699	166,803,982
Structures in trust	6,108,246	5,927,220
Less: accumulated depreciation	(2,079,269)	(1,841,957)
Structures in trust(net amount)	4,028,976	4,085,262
Machinery and equipment in trust	4,244,208	4,229,270
Less: accumulated depreciation	(1,641,757)	(1,496,794)
Machinery and equipment in trust(net amount)	2,602,450	2,732,475
Vehicles and transport equipment in trust	4,274	4,021
Less: accumulated depreciation	(3,107)	(2,989)
Vehicles and transport equipment in trust(net amount)	1,167	1,031
Tools, furniture and fixtures in trust	127,868	119,226
Less: accumulated depreciation	(46,102)	(37,558)
Tools, furniture and fixtures in trust(net amount)	81,765	81,668
Land in trust	172,021,268	166,221,242
Construction in progress in trust	39,794	26,374
Total property and equipment	349,369,123	339,952,038
Intangible assets
Land leasehold rights in trust	2,061,878	594,331
Software	640	814
Total intangible assets	2,062,518	595,146
Investments and other assets
Lease and guarantee deposits	50,518	36,942
Long-term prepaid expenses	294,620	11,524
Deferred tax assets (Note 9)	20	25
Other	1,050	1,050
Total investments and other assets	346,209	49,542
Total non-current assets	351,777,850	340,596,726
Deferred assets
Investment unit issuance expenses (Note 2)	50,117	68,263
Investment corporation bond issuance costs (Note 2)	33,960	36,165
Total deferred assets	84,077	104,428
Total assets	¥ 361,107,391	¥ 350,013,971

Mitsui Fudosan Logistics Park Inc.

Balance Sheets

		(Thousands of yen)
	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Liabilities
Current liabilities
Operating accounts payable	¥ 704,817	¥ 400,191
Short-term loans payable (Notes 4 and 7)	600,000	4,500,000
Current portion of long-term loans payable (Notes 4 and 7)	9,600,000	10,600,000
Accounts payable	1,313,427	1,321,537
Accrued expenses	11,798	11,607
Income taxes payable	1,023	1,135
Accrued consumption taxes	227,504	-
Advances received	2,006,290	1,933,211
Other	358	137
Total current liabilities	14,465,221	18,767,821
Non-current liabilities
Investment corporation bonds (Notes 4 and 7)	5,000,000	5,000,000
Long-term loans payable (Notes 4 and 7)	116,100,000	115,100,000
Tenant leasehold and security deposits in trust (Note 4)	7,754,113	7,485,795
Other	6,795	8,067
Total non-current liabilities	128,860,909	127,593,863
Total liabilities	143,326,131	146,361,685
Net assets
Unitholders’ equity
Unitholders’ capital	218,093,898	203,299,818
Units authorized: 8,000,000 units as of January 31, 2024 and July 31, 2023
Units issued and outstanding: 608,000 units as of January 31, 2024 and 576,000 units as of July 31, 2023
Deduction from unitholders’ capital
Allowance for temporary difference adjustments (Note 6)	(6,336)	-
Other deduction from unitholders’ capital	(4,712,659)	(3,907,987)
Total deduction from unitholders’ capital	(4,718,995)	(3,907,987)
Unitholders’ capital (net)	213,374,902	199,391,830
Retained earnings	4,406,357	4,260,455
Total unitholders’ equity	217,781,260	203,652,286
Total net assets (Notes 6 and 10)	217,781,260	203,652,286
Total liabilities and net assets	¥ 361,107,391	¥ 350,013,971

The accompanying notes are an integral part of these financial statements.

Mitsui Fudosan Logistics Park Inc.

Statements of Income

		(Thousands of yen)
	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Operating revenues
Property-related revenues (Notes 8 and 14)	¥ 11,138,167	¥ 10,819,676
Other property-related revenues (Notes 8 and 14)	707,350	658,926
Total operating revenues	11,845,517	11,478,602
Operating expenses
Property-related expenses (Note 8)	5,849,502	5,652,639
Asset management fee	1,129,442	1,100,519
Asset custody fee	17,500	16,827
Administrative service fees	24,014	20,279
Directors’ compensations	6,600	6,600
Audit fee	11,000	10,000
Other operating expenses	68,623	67,418
Total operating expenses	7,106,683	6,874,284
Operating income	4,738,834	4,604,318
Non-operating income
Interest income	36	38
Insurance income	5,922	1,433
Compensation income (Note 8)	25,095	-
Interest on refund	2,140	-
Other	606	565
Total non-operating income	33,801	2,036
Non-operating expenses
Interest expense	299,187	288,635
Interest expenses on investment corporation bonds	15,829	15,570
Amortization of investment corporation bond issuance costs	2,205	2,171
Amortization of investment unit issuance expenses	23,411	28,862
Offering costs associated with issuance of investment units	13,737	-
Borrowing related expenses	7,561	8,438
Other	3,672	1,200
Total non-operating expenses	365,604	344,878
Income before income taxes	4,407,031	4,261,476
Income taxes - current	1,028	1,141
Income taxes - deferred	5	(15)
Total income taxes (Note 9)	1,034	1,125
Net income (Note 10)	¥ 4,405,997	¥ 4,260,351
Retained earnings brought forward	359	104
Unappropriated retained earnings (undisposed loss) (Note 6)	¥ 4,406,357	¥ 4,260,455

(Yen)
	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Net income per unit (Note 10)	¥ 7,264	¥ 7,396

The accompanying notes are an integral part of these financial statements.

Mitsui Fudosan Logistics Park Inc.

Statements of Changes in Net Assets

	Number of units	Unitholders’ capital (thousands of yen)
		Unitholders’ capital	Deduction from unitholders’ capital			Unitholders’ capital (net)
			Allowance for temporary difference adjustments	Other deduction from unitholders’ capital	Total deduction from unitholders’ capital
Balance as of February 1, 2023	576,000	¥ 203,299,818	¥ -	¥ (3,274,387)	¥ (3,274,387)	¥200,025,430
Distribution in excess of retained earnings	-	-	-	(633,600)	(633,600)	(633,600)
Dividends of earnings	-	-	-	-	-	-
Net income	-	-	-	-	-	-
Balance as of July 31, 2023	576,000	¥ 203,299,818	¥ -	¥ (3,907,987)	¥ (3,907,987)	¥199,391,830
Issuance of new units through public offering as of August 9, 2023	30,470	14,086,738	-	-	-	14,086,738
Issuance of new units through allocation to a third party as of August 23, 2023	1,530	707,342	-	-	-	707,342
Distribution in excess of retained earnings from allowance for temporary difference adjustments	-	-	(6,336)	-	(6,336)	(6,336)
Other distribution in excess of retained earnings	-	-	-	(804,672)	(804,672)	(804,672)
Dividends of earnings	-	-	-	-	-	-
Net income	-	-	-	-	-	-
Balance as of January 31, 2024	608,000	¥ 218,093,898	¥ (6,336)	¥ (4,712,659)	¥ (4,718,995)	¥ 213,374,902

	Retained earnings (thousands of yen)	Total net assets (thousands of yen)

Balance as of February 1, 2023	¥ 4,205,480	¥ 204,230,910
Distribution in excess of retained earnings	-	(633,600)
Dividends of earnings	(4,205,376)	(4,205,376)
Net income	4,260,351	4,260,351
Balance as of July 31, 2023	¥ 4,260,455	¥ 203,652,286
Issuance of new units through public offering as of August 9, 2023	-	14,086,738
Issuance of new units through allocation to a third party as of August 23, 2023	-	707,342
Distribution in excess of retained earnings from allowance for temporary difference adjustments	-	(6,336)
Other distribution in excess of retained earnings	-	(804,672)
Dividends of earnings	(4,260,096)	(4,260,096)
Net income	4,405,997	4,405,997
Balance as of January 31, 2024	¥ 4,406,357	¥ 217,781,260

The accompanying notes are an integral part of these financial statements.

Mitsui Fudosan Logistics Park Inc.

Statements of Cash Flows

		(Thousands of yen)
	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Cash flows from operating activities:
Income before income taxes	¥ 4,407,031	¥ 4,261,476
Depreciation and amortization	3,108,694	2,984,800
Amortization of investment corporation bond issuance costs	2,205	2,171
Amortization of investment unit issuance expenses	23,411	28,862
Interest income	(36)	(38)
Interest expense	315,016	304,206
Insurance income	(5,922)	(1,433)
Compensation income	(25,095)	-
Decrease (increase) in operating accounts receivable	135,262	(136,844)
Decrease (increase) in prepaid expenses	(87,538)	15,383
Decrease (increase) in long-term prepaid expenses	(283,096)	1,440
Decrease (increase) in consumption taxes receivable	1,143,742	(1,143,742)
Increase (decrease) in accrued consumption taxes	227,504	(789,256)
Increase (decrease) in operating accounts payable	338,911	(345,197)
Increase (decrease) in accounts payable	29,660	31,897
Increase (decrease) in advances received	73,079	82,169
Other, net	(2,235)	(4,206)
Subtotal	9,400,594	5,291,689
Interest income received	36	38
Interest expense paid	(314,825)	(303,886)
Insurance income received	417	1,433
Compensation income received	25,095	-
Income taxes paid	(1,140)	(811)
Net cash provided by (used in) operating activities	9,110,178	4,988,463
Cash flows from investing activities:
Purchase of property and equipment in trust	(12,554,431)	(16,292,976)
Purchase of intangible assets in trust	(1,490,553)	(600,941)
Repayments of tenant leasehold and security deposits in trust	(44,692)	(129)
Proceeds from tenant leasehold and security deposits in trust	313,010	579,469
Payments of leasehold and guarantee deposits	(13,576)	(26,942)
Net cash provided by (used in) investing activities	(13,790,243)	(16,341,520)
Cash flows from financing activities:
Proceeds from short-term loans payable	11,100,000	36,500,000
Repayments of short-term loans payable	(15,000,000)	(32,000,000)
Proceeds from long-term loans payable	4,000,000	15,600,000
Repayments of long-term loans payable	(4,000,000)	(5,600,000)
Payments for investment corporation bond issuance costs	(104)	(1,576)
Proceeds from issuance of investment units	14,768,846	-
Payment of distribution of earnings	(4,260,283)	(4,205,606)
Payment of distribution in excess of retained earnings	(810,970)	(633,621)
Net cash provided by (used in) financing activities	5,797,487	9,659,194
Net increase (decrease) in cash and cash equivalents	1,117,423	(1,693,862)
Cash and cash equivalents at beginning of period	7,957,623	9,651,485
Cash and cash equivalents at end of period (Note 3)	¥ 9,075,047	¥ 7,957,623

The accompanying notes are an integral part of these financial statements.

Mitsui Fudosan Logistics Park Inc.

Notes to Financial Statements

1.	Organization and Basis of Presentation

a. Organization

Mitsui Fudosan Logistics Park Inc. (“MFLP-REIT”), a Japanese real estate investment corporation, was established on March 4, 2016 under the Act on Investment Trusts and Investment Corporations of Japan (Act No. 198 of 1951, including subsequent amendments; the “Investment Trust Act”), by Mitsui Fudosan Logistics REIT Management Co., Ltd. (the “Asset Management Company”) as the organizer with investments in capital of ¥300 million (600 investment units). Registration with the Kanto Local Finance Bureau of the Ministry of Finance of Japan was completed on March 25, 2016. The investment units were listed on the Real Estate Investment Trust Securities Market (J-REIT section) of Tokyo Stock Exchange, Inc. on August 2, 2016 (Securities Code: 3471).

MFLP-REIT started acquisition of properties on August 2, 2016. With Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”) as a sponsor, MFLP-REIT invests primarily in logistics facilities with a particular focus on MFLP facilities, that is, leading-edge logistics facilities with Mitsui Fudosan quality. This focus has been chosen in light of MFLP-REIT’s goal of establishing a portfolio that emphasizes location, quality and balance.

As of January 31, 2024, MFLP-REIT held 27 properties with the total acquisition price of ¥372.4 billion.

b. Basis of presentation

The accompanying financial statements of MFLP-REIT have been prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”), including provisions set forth in the Financial Instruments and Exchange Act of Japan, the Investment Trust Act and the related regulations, which are different in certain respects as to application and disclosure requirements of the International Financial Reporting Standards.

The accompanying financial statements are based on the financial statements of MFLP-REIT, which were prepared in accordance with Japanese GAAP and were presented in its Asset Management Report published for Japanese investors. In preparing the accompanying financial statements, certain reclassifications and modifications have been made to the financial statements issued domestically in order to present them in a format which is more familiar to readers outside Japan.

MFLP-REIT’s fiscal period is a six-month period, which ends at the end of January and July of each year.

MFLP-REIT does not prepare consolidated financial statements as it has no subsidiaries.

Unless otherwise specified, amounts have been rounded down to the nearest thousand yen in the accompanying financial statements and the notes thereto, as permitted by the Financial Instruments and Exchange Act of Japan. As a result, the totals shown in the financial statements and notes thereto do not necessarily agree with the sum of the individual amounts.

2.	Summary of Significant Accounting Policies

a. Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and cash in trust, readily-available bank deposits, readily-available bank deposits in trust and short-term investments that are readily convertible to cash and realizable with a maturity of three months or less when purchased and that are subject to an insignificant risk of changes in value.

b. Property and equipment

Property and equipment (including those in trust) are stated at cost, which includes the original purchase price and related acquisition costs and expenses. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives. The useful lives of principal property and equipment are as follows:

Buildings: 2 to 59 years

Structures: 8 to 50 years

Machinery and equipment: 8 to 17 years

Vehicles: 4 to 7 years

Tools, furniture and fixtures: 3 to 15 years

c. Intangible assets (including those in trust)

Intangible assets are stated at cost, which includes the original purchase price and related acquisition costs and expenses. Amortization of intangible assets is calculated using the straight-line method over the estimated useful lives. Amortization of software for internal use is calculated using the straight-line method over the estimated useful lives of five years at MFLP-REIT. In addition, amortization of land leasehold rights in trust is calculated using the straight-line method over the remaining period of the fixed-term land lease agreement.

d. Investment unit issuance expenses

Investment unit issuance expenses are amortized using the straight-line method over a three-year period.

e. Investment corporation bond issuance costs

Investment corporation bond issuance costs are amortized using the straight-line method over the period up to redemption.

f. Recognition standard for revenues

Details of the main performance obligations related to MFLP-REIT’s revenues from contracts with customers and the usual time at which the performance obligations are fulfilled (the usual time at which revenues are recognized) are as follows.

(i) Utilities charges

For utilities charges, revenues are recognized based on the supply of electricity, water, and so forth to the lessee, who is the customer, in accordance with the lease contract for the real estate, etc. and the appended agreement details. Utilities charges are included in “other property-related revenues” in the statements of income and presented in the breakdown of “other property-related revenues” in Note 8. “Property Leasing Business Revenues and Expenses.”

g. Taxes on property and equipment

With respect to property taxes, city planning taxes and depreciable asset taxes imposed on real estate properties or trust beneficiary interests in real estate, of the tax amount assessed and determined, the amount corresponding to the relevant fiscal period is accounted for as property-related expenses.

Of the amounts paid for the acquisitions of real estate properties or trust beneficiary interests in real estate, the amount equivalent to property-related taxes is capitalized as part of the acquisition cost of the relevant property instead of being charged as expenses.

For the 14th and 15th periods, capitalized property-related taxes amounted to ¥93,396 thousand and \28,073 thousand, respectively.

h. Trust beneficiary interests in real estate

As to trust beneficiary interests in real estate that have real estate properties as assets in trust, all accounts of assets and liabilities within assets in trust as well as all income generated and expenses incurred from assets in trust are recorded in the relevant balance sheet and statement of income account items.

The following material items of the assets in trust recorded in the relevant account items are separately presented in the accompanying balance sheets.

(1) Cash and deposits in trust

(2) Buildings in trust, structures in trust, machinery and equipment in trust, vehicles and transport equipment in trust, tools, furniture and fixtures in trust, land in trust, construction in progress in trust and land leasehold rights in trust

(3) Tenant leasehold and security deposits in trust

i. Significant accounting estimates

Impairment of non-current assets

(1) Amounts recorded on the accompanying financial statements

(Thousands of yen)

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Property and equipment	¥ 349,369,123	¥ 339,952,038
Intangible assets	2,061,878	594,331

(2) Information on the nature of significant accounting estimates for identified items

In accordance with the Accounting Standard for Impairment of Fixed Assets, MFLP-REIT reduces the book value of non-current assets to their recoverable amounts, when the invested amount may not be recoverable due to decrease in profitability.

MFLP-REIT’s investment properties are grouped on an individual asset basis. MFLP-REIT reviews the investment properties for impairment when consecutive operating losses, significant decline in the market price, deteriorated business environment and other factors related to investment properties indicate that the carrying amount of an asset may not be recoverable.

Expected future cash flows are used for review for impairment of an asset. When MFLP-REIT determines that it is necessary to recognize an impairment loss, the book value of the asset is reduced to the respective recoverable amount based on the appraisal value estimated by an external real estate appraiser, and the difference between the book value and recoverable amount is recorded as an impairment loss.

Future cash flows are determined by comprehensive judgement on estimates based on market trends on rental revenues, occupancy rates, property-related expenses and other factors as well as transaction information of similar properties.

Operating results and market price of each investment property may be affected by trends in property leasing market and property trading market. It is possible to have impact on MFLP-REIT’s financial position and result of operations in the next fiscal period if assumptions used in estimates change.

3.	Cash and Cash Equivalents

Reconciliation between cash and cash equivalents and accounts and amounts in the balance sheets is as follows:

(Thousands of yen)

	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Cash and deposits	¥ 703,770	¥ 629,061
Cash and deposits in trust	8,371,276	7,328,561
Cash and cash equivalents	¥ 9,075,047	¥ 7,957,623

4.	Financial Instruments

a. Status of financial instruments

(1)	Policy for financial instruments

MFLP-REIT procures funds for acquisition of assets or repayment of debts mainly through issuance of investment units, loans or issuance of investment corporation bonds.

MFLP-REIT generally invests surplus funds in deposits considering safety of the investments although surplus funds could be invested in securities and monetary claims as a matter of policy.

MFLP-REIT enters into derivative transactions to a limited extent for the purpose of avoiding the risk of interest rate fluctuation and other risks. MFLP-REIT does not engage in speculative transactions.

(2)	Financial instruments, their associated risks and risk management system

Deposits are used for investment of MFLP-REIT’s surplus funds, and are exposed to credit risk such as failure of the financial institutions holding the deposits. MFLP-REIT limits the credit risk by restricting the deposit periods to short terms and selecting financial institutions that have high credit ratings.

Proceeds from loans and investment corporation bonds are used mainly to acquire real estate properties or refinance existing loans. While these loans are exposed to liquidity risk at the time of repayment, MFLP-REIT mitigates the liquidity risk by diversifying its means of fund procurement and lending financial institutions, dispersing repayment dates, establishing commitment lines and securing liquidity on hand, and also controls the liquidity risk by preparing monthly fund management plans.

In addition, loans with floating interest rates are exposed to the risk of interest rate rising. MFLP-REIT limits the impact of interest rate rises on its operations by keeping the ratio of interest-bearing debt to total assets at a low level and maintaining the ratio of fixed-rate long-term loans at a high level.

(3)	Supplementary explanation regarding fair values of financial instruments

Since variable factors are reflected in estimating the fair value of financial instruments, different assumptions and factors could result in a different value.

b. Estimated fair value of financial instruments

The carrying amounts, fair values and their differences as of January 31, 2024 and July 31, 2023 are as follows. Information on cash and deposits, cash and deposits in trust and short-term loans payable is omitted because the fair value is approximately the same as the book value since these are settled with cash and within a short period of time. Information on tenant leasehold and security deposits in trust is also omitted due to its immateriality.

(Thousands of yen)

15th period (As of January 31, 2024)	Carrying amount	Fair value	Difference
(1) Current portion of long-term loans payable	¥ 9,600,000	¥ 9,573,454	¥ (26,545)
(2) Investment corporation bonds	5,000,000	4,852,900	(147,100)
(3) Long-term loans payable	116,100,000	114,233,280	(1,866,719)
Total liabilities	¥130,700,000	¥128,659,634	¥(2,040,365)

(Thousands of yen)

14th period (As of July 31, 2023)	Carrying amount	Fair value	Difference
(1) Current portion of long-term loans payable	¥ 10,600,000	¥ 10,573,675	¥ (26,324)
(2) Investment corporation bonds	5,000,000	4,872,600	(127,400)
(3) Long-term loans payable	115,100,000	113,059,905	(2,040,094)
Total liabilities	¥130,700,000	¥ 128,506,181	¥ (2,193,818)

(Note 1) Methods to estimate fair values of financial instruments

(1) Current portion of long-term loans payable and (3) Long-term loans payable

For long-term loans payable with floating interest rates, their book value is used to determine the fair value since they reflect market interest rates in a short period of time and the MFLP-REIT’s credit condition has not changed significantly since the loans were executed. The fair value of long-term loans payable with fixed interest rates is determined based on the present value being calculated by discounting the sum of principal and interest by the assumed interest rate which would be applied if a similar new loan were entered into.

(2) Investment corporation bonds

The fair value is determined based on the market price.

(Note 2) Repayment schedule for long-term loans and investment corporation bonds

(Thousands of yen)

15th period (As of January 31, 2024)	Due within one year	Due after one to two years	Due after two to three years	Due after three to four years	Due after four to five years	Due after five years
Investment corporation bonds	-	-	-	-	-	¥ 5,000,000
Long-term loans payable	¥ 9,600,000	¥ 5,700,000	¥ 11,500,000	¥ 15,800,000	¥ 15,800,000	67,300,000
Total	¥ 9,600,000	¥ 5,700,000	¥ 11,500,000	¥ 15,800,000	¥ 15,800,000	¥ 72,300,000

(Thousands of yen)

14th period (As of July 31, 2023)	Due within one year	Due after one to two years	Due after two to three years	Due after three to four years	Due after four to five years	Due after five years
Investment corporation bonds	-	-	-	-	-	¥ 5,000,000
Long-term loans payable	¥ 10,600,000	¥ 6,600,000	¥ 8,000,000	¥ 13,700,000	¥ 14,000,000	72,800,000
Total	¥ 10,600,000	¥ 6,600,000	¥ 8,000,000	¥ 13,700,000	¥ 14,000,000	¥ 77,800,000

5.	Investment and Rental Properties

MFLP-REIT owns logistics facilities and industrial properties for the purpose of earning rental income. The carrying amount, net changes in the carrying amount during the periods and fair value of these investment and rental properties are as follows:

(Thousands of yen)

	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Carrying amount
Balance at beginning of period	¥ 340,519,995	¥ 326,622,997
Changes during the period	10,871,211	13,896,997
Balance at end of period	351,391,206	340,519,995
Fair value at the end of the period	¥ 432,010,000	¥ 417,680,000

(Note 1) The carrying amount represents acquisition cost less accumulated depreciation.

(Note 2 ) Changes in the carrying amount during the 14th period consisted of the increase mainly attributable to acquisition of trust beneficiary interests in real estate for one property (¥16,686,929 thousand), and the decrease mainly attributable to depreciation (¥2,984,625 thousand). Changes in the carrying amount during the 15th period consisted of the increase mainly attributable to acquisition of trust beneficiary interests in real estate for two properties (¥13,811,192 thousand), and the decrease mainly attributable to depreciation (¥3,108,519 thousand).

(Note 3) The fair value at the end of the period represents the appraisal value or surveyed value by external real estate appraisers.

Information about income and loss from investment and rental properties is stated in Note 8. “Property Leasing Business Revenues and Expenses.”

6.	Net Assets

a. Stated capital

MFLP-REIT issues only non-par value units in accordance with the Investment Trust Act of Japan and all of the issue prices of new units are designated as stated capital. MFLP-REIT maintains at least ¥50,000 thousand as the minimum net assets as required by the Article 67, Paragraph 4 of the Investment Trust Act of Japan.

b. Distributions

Distributions related to the periods but declared after the balance sheet dates are summarized as follows:

(Yen)

	15th period (From August 1, 2023 to January 31, 2024)		14th period (From February 1, 2023 to July 31, 2023)
	Total	Per unit	Total	Per unit
I. Unappropriated retained earnings	¥ 4,406,357,351		¥ 4,260,455,865
II. Distributions in excess of retained earnings	¥ 1,003,808,000		¥ 811,008,000
Allowance for temporary difference adjustments	22,496,000		6,336,000
Other deduction from unitholders’ capital	981,312,000		804,672,000
III. Distributions
Distribution of earnings	4,406,176,000	¥ 7,247	4,260,096,000	¥ 7,396
Allowance for temporary difference adjustments	22,496,000	37	6,336,000	11
Other distribution in excess of retained earnings	981,312,000	1,614	804,672,000	1,397
Total distributions	¥ 5,409,984,000	¥ 8,898	¥ 5,071,104,000	¥ 8,804
IV. Retained earnings carried forward	¥ 181,351		¥ 359,865

In accordance with the distribution policy as defined in the Article 35, Paragraph 1 of the Articles of Incorporation of MFLP-REIT, distributions shall be in excess of the amount equivalent to 90% of the amount of earnings available for dividends defined in the Article 67-15 of the Act on Special Measures Concerning Taxation.

Based on this policy, for the fiscal periods ended January 31, 2024 and July 31, 2023, MFLP-REIT declared a distribution amount of ¥4,406,176,000 and ¥4,260,096,000, respectively, which are the maximum value of the integral multiple of the total number of investment units issued and outstanding at the end of each period in amounts not in excess of unappropriated retained earnings.

Furthermore, based on the distribution policy as defined in the Article 35, Paragraph 2 of the Articles of Incorporation, MFLP-REIT executes the distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes) each fiscal period on a continuous basis. Distribution of allowance for temporary difference adjustments is also made, taking into account the impact on distributions of the tax discrepancy in excess of income associated with the amortization of fixed-term land leasehold rights in trust.

Based on this policy, for the fiscal period ended January 31, 2024, MFLP-REIT declared the distribution of ¥981,312,000 out of ¥1,003,808,000, which is calculated as being almost equivalent to the remaining amount after subtracting the distribution of earnings of ¥4,406,176,000 from ¥5,410,452,502 or 72% of FFO (funds from operations), as distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes). MFLP-REIT also declared the distribution of ¥22,496,000, which is almost equivalent to the amortization of fixed-term land leasehold rights in trust for the fiscal period ended January 31, 2024, as the tax discrepancy in excess of income (allowance for temporary difference adjustments).

Based on this policy, for the fiscal period ended July 31, 2023, MFLP-REIT declared the distribution of ¥804,672,000 out of ¥811,008,000, which is calculated as being almost equivalent to the remaining amount after subtracting the distribution of earnings of ¥4,260,096,000 from ¥5,071,484,124 or 70% of FFO (funds from operations), as distribution of cash in excess of retained earnings (return of capital applicable to distribution reducing unitholders’ capital for tax purposes). MFLP-REIT also declared the distribution of ¥6,336,000, which is almost equivalent to the amortization of fixed-term land leasehold rights in trust for the fiscal period ended July 31, 2023, as the tax discrepancy in excess of income (allowance for temporary difference adjustments).

(Note)	MFLP-REIT may execute cash distribution in excess of distributable amount, in an amount it determines within a scope not to exceed the limit stipulated in the rules and requirements imposed by The Investment Trusts Association, Japan, when MFLP-REIT considers it appropriate, given such factors as economic environment, trends in the real estate market or leasing market, the situation surrounding owned assets and the financial condition.
In addition, in case that any cash distribution fails to meet the statutory requirements for special tax treatment for investment corporations, MFLP-REIT may execute cash distribution in excess of distributable amount, in an amount it determines to meet the statutory requirements.

c. Reversal of allowance for temporary difference adjustments

Provision and reversal of allowance for temporary difference adjustments

(1) Reason for provision, related assets, etc., and amount provided

(Thousands of yen)

Related assets, etc.	Reason for provision of allowance	Allowance for temporary difference adjustments
		15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Fixed-term land leasehold rights in trust	Amortization of land leasehold rights	¥ 22,496	¥ 6,336

For the fiscal period ended January 31, 2024

Related assets, etc.	Reason for provision of allowance	Initial amount	Balance at beginning of period	Amount of provision for the period	Amount of reversal for the period	Balance at end of period	Reason for reversal of allowance
Fixed-term land leasehold rights in trust	Amortization of land leasehold rights	¥ 6,336	-	¥ 6,336	-	¥ 6,336	-

For the fiscal period ended July 31, 2023

Not applicable.

(2) Specific method of reversal

Item	Method of reversal
Fixed-term land leasehold rights in trust	The corresponding amount will be reversed at the time of sale, etc.

7.	Short-term and Long-term Loans Payable and Investment Corporation Bonds

Short-term and long-term loans payable mainly consisted of bank borrowings under loan agreements. The following table summarizes the short-term and long-term loans payable and investment corporation bonds as of January 31, 2024 and July 31, 2023.

(Thousands of yen)

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
-% unsecured short-term loans	-	¥ 2,500,000
0.1200% unsecured short-term loans	¥ 600,000	2,000,000
Total short-term loans payable (Note 2)	¥ 600,000	¥ 4,500,000

0.4213% unsecured long-term loans due 2026	¥ 1,500,000	¥ 1,500,000
0.1475% unsecured long-term loans due 2024	3,000,000	3,000,000
0.2000% unsecured long-term loans due 2024	1,700,000	1,700,000
0.3723% unsecured long-term loans due 2030	3,500,000	3,500,000
0.2829% unsecured long-term loans due 2027	4,800,000	4,800,000
0.4168% unsecured long-term loans due 2029	5,700,000	5,700,000
0.3743% unsecured long-term loans due 2028	1,300,000	1,300,000
0.6325% unsecured long-term loans due 2031	3,200,000	3,200,000
0.3813% unsecured long-term loans due 2029	3,600,000	3,600,000
0.5538% unsecured long-term loans due 2031	7,300,000	7,300,000
0.5957% unsecured long-term loans due 2031	1,100,000	1,100,000
Base rate +0.3300% unsecured long-term loans due 2033 (Note 3)	2,000,000	2,000,000
0.5000% unsecured long-term loans due 2027	1,000,000	1,000,000
1.2713% unsecured long-term loans due 2033	3,600,000	3,600,000
1.2363% unsecured long-term loans due 2033	1,000,000	1,000,000
0.3050% unsecured long-term loans due 2023	-	2,000,000
0.3813% unsecured long-term loans due 2025	1,500,000	1,500,000
0.1059% unsecured long-term loans due 2025	800,000	800,000
0.1950% unsecured long-term loans due 2026	2,000,000	2,000,000
0.2375% unsecured long-term loans due 2027	1,200,000	1,200,000
0.5875% unsecured long-term loans due 2027	500,000	500,000
0.5313% unsecured long-term loans due 2027	2,000,000	-
0.2113% unsecured long-term loans due 2024	1,700,000	1,700,000
0.4895% unsecured long-term loans due 2027	900,000	900,000
0.3687% unsecured long-term loans due 2028	2,000,000	2,000,000
0.4942% unsecured long-term loans due 2030	3,500,000	3,500,000
0.4707% unsecured long-term loans due 2030	1,500,000	1,500,000
0.5813% unsecured long-term loans due 2032	6,800,000	6,800,000
0.7488% unsecured long-term loans due 2032	400,000	400,000
0.2313% unsecured long-term loans due 2026	3,100,000	3,100,000
0.2385% unsecured long-term loans due 2027	800,000	800,000
0.4272% unsecured long-term loans due 2030	800,000	800,000
0.4408% unsecured long-term loans due 2029	500,000	500,000

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
0.2025% unsecured long-term loans due 2026	300,000	300,000
0.2975% unsecured long-term loans due 2026	500,000	500,000
0.5375% unsecured long-term loans due 2027	300,000	300,000
0.6300% unsecured long-term loans due 2028	1,000,000	1,000,000
0.6725% unsecured long-term loans due 2028	2,200,000	2,200,000
0.3237% unsecured long-term loans due 2024	600,000	600,000
0.3425% unsecured long-term loans due 2024	700,000	700,000
0.3255% unsecured long-term loans due 2028	5,500,000	5,500,000
1.1163% unsecured long-term loans due 2033	300,000	300,000
0.3125% unsecured long-term loans due 2026	3,100,000	3,100,000
0.4851% unsecured long-term loans due 2029	1,000,000	1,000,000
0.2169% unsecured long-term loans due 2024	1,300,000	1,300,000
0.3563% unsecured long-term loans due 2025	1,000,000	1,000,000
0.3988% unsecured long-term loans due 2029	2,000,000	2,000,000
1.0175% unsecured long-term loans due 2030	2,200,000	2,200,000
0.6455% unsecured long-term loans due 2031	500,000	500,000
0.3360% unsecured long-term loans due 2028	1,000,000	1,000,000
0.3464% unsecured long-term loans due 2028	2,000,000	2,000,000
0.5263% unsecured long-term loans due 2031	2,400,000	2,400,000
0.4988% unsecured long-term loans due 2029	500,000	500,000
0.9663% unsecured long-term loans due 2030	1,600,000	1,600,000
0.9350% unsecured long-term loans due 2031	600,000	600,000
0.3319% unsecured long-term loans due 2024	600,000	600,000
0.5377% unsecured long-term loans due 2030	3,000,000	3,000,000
0.7140% unsecured long-term loans due 2032	800,000	800,000
0.2087% unsecured long-term loans due 2025	600,000	600,000
0.1836% unsecured long-term loans due 2027	1,300,000	1,300,000
0.2629% unsecured long-term loans due 2027	1,000,000	1,000,000
0.2375% unsecured long-term loans due 2023	-	2,000,000
0.1863% unsecured long-term loans due 2025	1,800,000	1,800,000
0.3809% unsecured long-term loans due 2029	2,400,000	2,400,000
0.5937% unsecured long-term loans due 2030	2,200,000	2,200,000
1.2265% unsecured long-term loans due 2032	1,300,000	1,300,000
1.1438% unsecured long-term loans due 2031	2,000,000	-
0.3975% unsecured long-term loans due 2026	1,000,000	1,000,000
0.2182% unsecured long-term loans due 2028	800,000	800,000
0.3305% unsecured long-term loans due 2027	2,000,000	2,000,000
Total long-term loans payable	¥ 125,700,000	¥ 125,700,000

0.5000% unsecured bonds due 2031	¥ 3,000,000	¥ 3,000,000
0.8200% unsecured bonds due 2032	2,000,000	2,000,000
Total bonds	¥ 5,000,000	¥ 5,000,000

(Note 1) The stated interest rates are the weighted average interest rates during the fiscal periods ended January 31, 2024 and July 31, 2023 and rounded to the fourth decimal place.

(Note 2) Short-term loans payable of \4,500,000 thousand which MFLP-REIT borrowed on October 10, 2023 were repaid in a single bullet payment on November 17, 2023.

(Note 3) The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date and the beginning date of the interest calculation period. The JBA 3-month yen TIBOR is also used as a base rate in the case that the interest calculation period is less than three months. Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR. The base rate applied as of January 31, 2024 was 0.07000%.

The repayment schedule for loans and bonds is disclosed in Note 4. “Financial Instruments.”

MFLP-REIT had the commitment line contracts with two banks as of January 31, 2024 and July 31, 2023.

(Thousands of yen)

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Total amount of commitment line contracts	¥ 10,000,000	¥ 10,000,000
Loans executed	-	-
Unused line of credit	¥ 10,000,000	¥ 10,000,000

8.	Property Leasing Business Revenues and Expenses

The following table summarizes the revenues and expenses generated from the property leasing business for the fiscal periods ended January 31, 2024 and July 31, 2023.

(Thousands of yen)

	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
A. Property leasing business revenues
Property-related revenues
Rental revenues	¥ 10,587,529	\ 10,268,689
Common area charges	550,637	550,986
Total	¥ 11,138,167	¥ 10,819,676
Other property-related revenues
Utilities charges	¥ 594,090	¥ 548,812
Parking lots	54,120	51,752
Others	59,139	58,360
Total	¥ 707,350	¥ 658,926
Total property leasing business revenues	¥ 11,845,517	¥ 11,478,602
B. Property leasing business expenses
Property-related expenses
Outsourcing service expenses	¥ 737,278	¥ 707,206
Utilities expenses	558,039	549,174
Repair expenses	153,745	144,271
Land rent	79,817	53,978
Taxes and dues	1,052,941	1,062,868
Depreciation and amortization	3,108,519	2,984,625
Others	159,161	150,514
Total property leasing business expenses	¥ 5,849,502	¥ 5,652,639
C. Operating income from property leasing [A-B]	¥ 5,996,015	¥ 5,825,963

Compensation income

MFLP-REIT recorded compensation income of ¥25,095 thousand that was received in relation to the correction of deficiencies found at some logistics facilities for the period ended January 31, 2024.

9.	Income Taxes

MFLP-REIT is subject to Japanese corporate income taxes on its taxable income. The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and liabilities as of January 31, 2024 and July 31, 2023 are as follows:

(Thousands of yen)

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Deferred tax assets:
Accrued enterprise tax	¥ 20	¥ 25
Amortization of land leasehold rights in trust	9,317	2,079
Subtotal	¥ 9,337	¥ 2,105
Valuation allowance	(9,317)	(2,079)
Total deferred tax assets	¥ 20	¥ 25
Net deferred tax assets	¥ 20	¥ 25

Reconciliations between the Japanese statutory tax rate and the effective income tax rate with respect to pre-tax income reflected in the accompanying statements of income for the fiscal periods ended January 31, 2024 and July 31, 2023 are as follows:

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Statutory tax rate	31.46%	31.46%
Adjustments:
Deductible distributions	(31.45)	(31.45)
Other	0.01	0.02
Effective income tax rate after application of tax-effect accounting	0.02%	0.03%

10.	Per Unit Information

The following table summarizes per unit information for the fiscal periods ended January 31, 2024 and July 31, 2023.

	15th period (From August 1, 2023 to January 31, 2024)	14th period (From February 1, 2023 to July 31, 2023)
Earnings per unit:
Net income per unit (yen)	¥ 7,264	¥ 7,396
Weighted average number of units outstanding (unit)	606,492	576,000

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Net assets per unit (yen)	¥ 358,192	¥ 353,562

Net income per unit is calculated by dividing net income by the daily weighted average number of investment units outstanding during the period. Diluted net income per unit is not stated because there are no dilutive investment units.

11.	Leases

The future minimum rental revenues from tenants subsequent to January 31, 2024 and July 31, 2023 under non-cancelable operating leases of properties are as follows:

(Thousands of yen)

	15th period (As of January 31, 2024)	14th period (As of July 31, 2023)
Due within one year	¥ 20,473,181	¥ 20,235,547
Due after one year	63,927,115	63,267,925
Total	¥ 84,400,296	¥ 83,503,473

12.	Transactions with Related Parties

For the fiscal period ended July 31, 2023

Type	Company name	Business	Percentage of investment units owned	Transaction details (Note)	Amount of transaction (Thousands of yen)	Expense account	Balance at end of the fiscal period (Thousands of yen)
Related party	Mitsui Fudosan Co., Ltd.	Real estate business	5.01%	Purchase of trust beneficiary interests in real estate	¥ 16,593,396	Operating accounts payable	¥ 127,276
				Logistics management fee	¥ 250,235
				Repair works, etc.	¥ 7,451
				Other rental expenses, etc.	¥ 1,296
				Rental Income, etc.	¥ 244,834	Operating accounts receivable	¥ 96,367
Related party	Mitsui Fudosan Building Management Co., Ltd.	Real estate management business	―	Repair works, etc.	¥ 1,580	Operating accounts payable	―
				Other rental expenses, etc.	¥ 1,415
Related party	Mitsui Fudosan Facilities Co., Ltd.	Real estate management business	―	Building management consignment fees	¥ 180,954	Operating accounts payable	¥ 71,909
				Repair works, etc.	¥ 65,876
				Other rental expenses, etc.	¥ 8,642

Type	Company name	Business	Percentage of investment units owned	Transaction details (Note)	Amount of transaction (Thousands of yen)	Expense account	Balance at end of the fiscal period (Thousands of yen)
Related party	Mitsui Fudosan Facilities West Co., Ltd.	Real estate management business	―	Building management consignment fees	¥ 175,039	Operating accounts payable	¥ 84,484
				Repair works, etc.	¥ 71,424
				Other rental expenses, etc.	¥ 2,697
Related party	Daiichi Engei Co., Ltd	Rental and others	―	Repair works, etc.	¥ 3,790	Operating accounts payable	¥ 2,211
				Other rental expenses, etc.	¥ 1,362
Custodian	Sumitomo Mitsui Trust Bank, Limited	Banking	―	Trust fee	¥ 7,075	Operating accounts payable	¥ 11
				Interest expense	¥ 12,473	Accrued expenses	¥ 67
				Borrowing on short-term loans	¥ 4,000,000	Short-term loans payable	―
				Repayment of short-term loans	¥ 4,000,000
				Borrowing on long-term loans	¥ 500,000	Long-term loans payable	¥ 9,500,000
				Commitment fees, etc.	¥ 4,219	Accounts payable	¥ 2,092
				Administrative service fees, etc.	¥ 13,107

(Note) Transaction terms are determined based on prevailing market conditions.

For the fiscal period ended January 31, 2024

Type	Company name	Business	Percentage of investment units owned	Transaction details (Note)	Amount of transaction (Thousands of yen)	Expense account	Balance at end of the fiscal period (Thousands of yen)
Related party	Mitsui Fudosan Co., Ltd.	Real estate business	4.75%	Purchase of trust beneficiary interests in real estate	¥ 13,728,073	Operating accounts payable	¥ 113,266
				Logistics management fee	¥ 261,465
				Repair works, etc.	¥ 7,527
				Other rental expenses, etc.	¥ 2,416
				Rental Income, etc.	¥ 414,233	Operating accounts receivable	¥ 52,189
Related party	Mitsui Fudosan Building Management Co., Ltd.	Real estate management business	―	Repair works, etc.	¥ 375	Operating accounts payable	―
Related party	Mitsui Fudosan Facilities Co., Ltd.	Real estate management business	―	Building management consignment fees	¥ 197,074	Operating accounts payable	¥ 76,485
				Repair works, etc.	¥ 78,998
				Other rental expenses, etc.	¥ 5,470
Related party	Mitsui Fudosan Facilities West Co., Ltd.	Real estate management business	―	Building management consignment fees	¥ 182,517	Operating accounts payable	¥ 68,686
				Repair works, etc.	¥ 61,615
				Other rental expenses, etc.	¥ 3,326
Related party	Daiichi Engei Co., Ltd	Rental and others	―	Other rental expenses, etc.	¥ 120	Operating accounts payable	¥ 22

Type	Company name	Business	Percentage of investment units owned	Transaction details (Note)	Amount of transaction (Thousands of yen)	Expense account	Balance at end of the fiscal period (Thousands of yen)
Custodian	Sumitomo Mitsui Trust Bank, Limited	Banking	―	Trust fee	¥ 5,052	Operating accounts payable	¥ 11
				Interest expense	¥ 14,281	Accrued expenses	¥ 79
				Borrowing on long-term loans	¥ 2,000,000	Long-term loans payable	¥ 9,500,000
				Repayment of long-term loans	¥ 2,000,000
				Commitment fees, etc.	¥ 3,780	Accounts payable	¥ 3,089
				Administrative service fees, etc.	¥ 14,049

(Note) Transaction terms are determined based on prevailing market conditions.

13.	Segment and Related Information

For the fiscal periods ended January 31, 2024 and July 31, 2023

a. Segment information

Segment information has been omitted as MFLP-REIT engages in a single segment of the property leasing business.

b. Related information

(1) Information by product and service

Disclosure of this information has been omitted as revenues from external customers in a single product and service category exceed 90% of the total operating revenues on the statements of income.

(2) Information by geographical area

(i)	Operating revenues

Disclosure of this information has been omitted as revenues from external customers in Japan exceed 90% of the total operating revenues on the statements of income.

(ii)	Property and equipment

Disclosure of this information has been omitted as the amount of property and equipment located in Japan exceeds 90% of the total amount of property and equipment on the balance sheets.

(3) Information on major tenant

Disclosure of this information has been omitted because there is no tenant whose operating revenues make up 10% or more of total operating revenues.

14.	Revenue Recognition

For the fiscal periods ended January 31, 2024 and July 31, 2023

Information on disaggregation of revenues from contracts with customers

For information on disaggregation of revenues from contracts with customers, please refer to Note 8. “Property Leasing Business Revenues and Expenses.”

Note that revenues based on ASBJ Statement No. 13 “Accounting Standard for Lease Transactions” are included in the table of revenues and expenses generated from the property leasing business in Note 8. “ Property Leasing Business Revenues and Expenses.” Revenues from contracts with customers are primarily “utilities charges.”

15.	Significant Subsequent Events

1. Acquisitions of properties

On July 31, 2023, MFLP-REIT concluded an agreement for sale and purchase of trust beneficiary interest with the seller of each of the following assets. Based on the agreements for sale and purchase of trust beneficiary interest, MFLP-REIT acquired the trust beneficiary interests for MFLP Hiratsuka III, MFLP Shinkiba I and SG Realty MFLP Fukuoka Kasuya on February 1, 2024 (three properties, total acquisition price of ¥17,390 million).

Category	Property no.	Property name	Location	Acquisition price (millions of yen) (Note 1)	Acquisition date
Logistics facilities	L-26	MFLP Hiratsuka III	Hiratsuka-shi, Kanagawa	8,410	February 1, 2024
	L-27	MFLP Shinkiba I	Koto-ku, Tokyo	5,940	February 1, 2024
	L-28	SG Realty MFLP Fukuoka Kasuya	Kasuya-machi, Kasuya-gun, Fukuoka	3,040 (Co-ownership 50%)	February 1, 2024

(Note 1) “Acquisition price” is the purchase price of each trust beneficiary interest as set forth in each agreement for sale and purchase of trust beneficiary interests for the acquired assets (excluding consumption tax and local consumption tax or the various costs required in the acquisition), rounded down to the nearest million yen.

(Note 2) For “SG Realty MFLP Fukuoka Kasuya,” the acquisition price is the prorated figure equivalent to the co-ownership (50%) in the property acquired by MFLP-REIT.

On February 16, 2024, MFLP-REIT concluded an agreement for sale and purchase of trust beneficiary interest with the seller of the following asset. Based on the agreement for sale and purchase of trust beneficiary interest, MFLP-REIT plans to acquire the asset on March 15, 2024.

Category	Property no.	Property name	Location	Acquisition price (millions of yen) (Note)	Acquisition date
Logistics facilities	L-24	MFLP Tomei Ayase	Ayase-shi, Kanagawa	9,920 (Additional acquisition of co-ownership 50%)	March 15, 2024
(Note)	“Acquisition price” is the purchase price of the trust beneficiary interest as set forth in the agreement for sale and purchase of trust beneficiary interest for the acquired asset (excluding consumption tax and local consumption tax or the various costs required in the acquisition), rounded down to the nearest million yen. In addition, the acquisition price is the prorated figure equivalent to the co-ownership (50%) in the property acquired by MFLP-REIT.

2. Borrowing of funds

MFLP-REIT has borrowed the following funds to apply to part of the acquisition funds and related expenses for the real estate trust beneficiary interests in the above “1. Acquisitions of properties.”

i) Short-term loans payable

Lender	Borrowing amount (millions of yen)	Interest rate	Drawdown date	Repayment date	Repayment method	Collateral
Mizuho Bank, Ltd.	3,100	Base rate +0.035% (Note 1)	February 1, 2024	February 19, 2024	Bullet repayment	Unsecured Non-guaranteed
The Bank of Fukuoka, Ltd.	900	Base rate +0.05% (Note 2)	February 1, 2024	May 1, 2024	Bullet repayment	Unsecured Non-guaranteed
Total borrowing amount	4,000	―	―	―	―	―

(Note 1) The interest payment date is the repayment date. The base rate is calculated by daily linear interpolation of the JBA 1-week yen TIBOR and the JBA 1-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date.

(Note 2) The interest payment date is the repayment date. The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date. Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR.

ii) Long-term loans payable

Lender	Borrowing amount (millions of yen)	Interest rate	Drawdown date	Repayment date (Note 6)	Repayment method	Collateral
MUFG Bank, Ltd. (Green Loan)	1,200	0.52125% (Note 2)	February 1, 2024	February 1, 2027	Bullet repayment	Unsecured Non-guaranteed
Sumitomo Mitsui Trust Bank, Limited (Green Loan)	1,200	0.6225% (Note 2)	February 1, 2024	February 1, 2028	Bullet repayment	Unsecured Non-guaranteed
Daishi Hokuetsu Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,000	0.9888% (Notes 2, 3)	February 1, 2024	February 3, 2031	Bullet repayment	Unsecured Non-guaranteed
The Keiyo Bank, Ltd. (Sustainability Linked Loan) (Note 1)	500
Sumitomo Mitsui Banking Corporation (Sustainability Linked Loan) (Note 1)	1,700	1.13% (Notes 2, 4)	February 1, 2024	February 2, 2032	Bullet repayment	Unsecured Non-guaranteed
The Joyo Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,000				Bullet repayment	Unsecured Non-guaranteed
The Bank of Fukuoka, Ltd. (Green Loan)	1,000	Base rate +0.2% (Note 5)			Bullet repayment	Unsecured Non-guaranteed
The Hachijuni Bank, Ltd. (Green Loan)	1,000	Base rate +0.2125% (Note 5)	February 1, 2024	August 2, 2032	Bullet repayment	Unsecured Non-guaranteed
The Norinchukin Bank (Sustainability Linked Loan) (Note 1)	1,000	1.2275% (Notes 2, 4)	February 1, 2024	February 1, 2033	Bullet repayment	Unsecured Non-guaranteed
Resona Bank, Limited (Sustainability Linked Loan) (Note 1)	1,500	Base rate +0.2375% (Note 5)	February 1, 2024	August 1, 2033	Bullet repayment	Unsecured Non-guaranteed
The Yamagata Bank, Ltd. (Sustainability Linked Loan) (Note 1)	700	1.2756% (Notes 2, 4)			Bullet repayment	Unsecured Non-guaranteed
Mizuho Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,200	1.3238% (Notes 2, 4)	February 1, 2024	February 1, 2034	Bullet repayment	Unsecured Non-guaranteed
The Iyo Bank, Ltd. (Green Loan)	1,000	Base rate +0.25% (Note 5)			Bullet repayment	Unsecured Non-guaranteed
Total borrowing amount	14,000	―	―	―	―	―

(Note 1) Since the borrowing is planned to be financed by a Sustainability Linked Loan, the interest rate from the timing of the determination to the repayment date will change according to the achievement status of the Sustainability Performance Target (“SPT”) as described in (Note 3) and (Note 4).

(Note 2) Interest rate is fixed until the repayment date. The first interest payment date is the last day of July 2024, and thereafter the interest payment date will be the last day of January and July until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.)

(Note 3) SPT: 90% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of the end of 2027 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2028 until the principal repayment date

(i) If emissions intensity is reduced by 90% (Achievement of SPT): Initial interest rate - 0.02%

(ii) If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 4) SPT: 100% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of the end of 2030 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2031 until the principal repayment date

(i) If emissions intensity is reduced by 100% (Achievement of SPT): Initial interest rate - 0.02%

(ii) If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 5) The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date and the starting date of the interest calculation period. However, even if the interest calculation period is less than three months, the base rate will be calculated using the JBA 3-month yen TIBOR. The first interest payment date is the last day of April 2024, and thereafter the interest payment date will be the last day of January, April, July and October until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.) Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR.

(Note 6) If each repayment date is not a business day, such repayment date shall be on the next business day. Provided, however, that such repayment date shall be on the preceding business day if such next business day falls into the next month.

On March 13, 2024, MFLP-REIT determined to borrow the following funds to apply to part of the acquisition funds and related expenses for the real estate trust beneficiary interests in the above “1. Acquisitions of properties.”

Lender	Borrowing amount (millions of yen)	Interest rate	Drawdown date	Repayment date	Repayment method	Collateral
MUFG Bank, Ltd. (Green Loan)	800	0.5225% (Note 2)	March 15, 2024	March 15, 2027	Bullet repayment	Unsecured Non-guaranteed
Sumitomo Mitsui Trust Bank, Limited (Green Loan)	800	0.6088% (Note 2)	March 15, 2024	March 15, 2028	Bullet repayment	Unsecured Non-guaranteed
The Chiba Bank, Ltd. (Sustainability Linked Loan) (Note 1)	1,000	0.9563% (Notes 2, 3)	March 15, 2024	March 17, 2031	Bullet repayment	Unsecured Non-guaranteed
Sumitomo Mitsui Banking Corporation (Sustainability Linked Loan) (Note 1)	1,400	1.0975% (Notes 2, 4)	March 15, 2024	March 15, 2032	Bullet repayment	Unsecured Non-guaranteed
Shinkin Central Bank (Sustainability Linked Loan) (Note 1)	1,500
Resona Bank, Limited (Sustainability Linked Loan) (Note 1)	500	Base rate +0.2125% (Notes 4, 5)	March 15, 2024	September 15, 2032	Bullet repayment	Unsecured Non-guaranteed
The Hachijuni Bank, Ltd. (Green Loan)	500	Base rate +0.2125% (Note 5)
The Norinchukin Bank (Sustainability Linked Loan) (Note 1)	500	1.195% (Notes 2, 4)	March 15, 2024	March 15, 2033	Bullet repayment	Unsecured Non-guaranteed
SBI Shinsei Bank, Limited (Sustainability Linked Loan) (Note 1)	1,200
The Yamaguchi Bank, Ltd. (Green Loan)	1,000	1.2419% (Note 2)	March 15, 2024	September 15, 2033	Bullet repayment	Unsecured Non-guaranteed
Mizuho Bank, Ltd. (Sustainability Linked Loan) (Note 1)	800	1.2888% (Notes 2, 4)	March 15, 2024	March 15, 2034	Bullet repayment	Unsecured Non-guaranteed
Total borrowing amount	10,000	―	―	―	―	―

(Note 1) Since the borrowing is planned to be financed by a Sustainability Linked Loan, the interest rate from the timing of the determination to the repayment date will change according to the achievement status of the SPT as described in (Note 3) and (Note 4).

(Note 2) Interest rate is fixed until the repayment date. The first interest payment date is the last day of July 2024, and thereafter the interest payment date will be the last day of January and July until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.)

(Note 3) SPT: 90% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of the end of 2027 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2028 until the principal repayment date

(i) If emissions intensity is reduced by 90% (Achievement of SPT): Initial interest rate - 0.02%

(ii) If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 4) SPT: 100% reduction of CO2 emission intensity in logistics facilities (Scope 1 and 2) as of the end of 2030 compared to 2016

Applicable period: From the beginning of the first interest calculation period that falls after the end of July 2031 until the principal repayment date

(i) If emissions intensity is reduced by 100% (Achievement of SPT): Initial interest rate - 0.02%

(ii) If the emissions intensity increases compared to 2016 (SPT Not Achieved): Initial interest rate + 0.02%

If neither (i) nor (ii) applies (SPT Not Achieved): Initial interest rate

(Note 5) The base rate is JBA 3-month yen TIBOR published by JBA TIBOR Administration as of two business days prior to the drawdown date and the starting date of the interest calculation period. However, even if the interest calculation period is less than three months, the base rate will be calculated using the JBA 3-month yen TIBOR. The first interest payment date is the last day of April 2024, and thereafter the interest payment date will be the last day of January, April, July and October until and including the repayment date. (If each interest payment date is not a business day, such interest payment date shall be on the next business day. Provided, however, that such interest payment date shall be on the preceding business day if such next business day falls into the next month.) Please refer to the JBA TIBOR Administration website (https://www.jbatibor.or.jp/rate/) (in Japanese) for JBA yen TIBOR.

(Note 6) If each repayment date is not a business day, such repayment date shall be on the next business day. Provided, however, that such repayment date shall be on the preceding business day if such next business day falls into the next month.

16.	Premises of a Going Concern

For the fiscal periods ended January 31, 2024 and July 31, 2023

Not applicable.

17.	Fixed Assets Used under Lease

For the fiscal periods ended January 31, 2024 and July 31, 2023

Not applicable.

18.	Investment Restrictions on Assets

For the fiscal periods ended January 31, 2024 and July 31, 2023

Not applicable.

* * * * *

Disclaimer

This document contains translations of selected information described in the Securities Report (Yuka shoken hokokusho) filed on pursuant to the Financial Instruments and Exchange Act of Japan, and the Asset Management Report (Shisan unyou houkoku) for the period from August 1, 2023 to January 31, 2024, of Mitsui Fudosan Logistics Park Inc. prepared pursuant to the Investment Trust Act of Japan.

This English-language document was prepared solely for the convenience of and reference by overseas investors, and is not intended to be an offer for the sale, or solicitation of an offer to make a purchase, of any securities of Mitsui Fudosan Logistics Park Inc. It neither corresponds to the original Japanese documents nor is intended to constitute a disclosure document. The Japanese-language Securities Report and the Asset Management Report for the aforementioned period should always be referred to as originals of this document.

English terms for Japanese legal, accounting, tax and business concepts used herein may not be precisely identical to the concept of the equivalent Japanese terms. With respect to any and all terms herein, including without limitation, financial statements, if there exist any discrepancies in the meaning or interpretation thereof between the original Japanese documents and English statements contained herein, the original Japanese documents will always govern the meaning and interpretation. None of Mitsui Fudosan Logistics Park Inc., Mitsui Fudosan Logistics REIT Management Co., Ltd. or any of their respective directors, officers, employees, partners, unitholders/shareholders, agents or affiliates will be responsible or liable for the completeness, appropriateness or accuracy of English translations or the selection of the portions of any documents translated into English. No person has been authorized to give any information or make any representations other than as contained in this document in relation to the matters set out in this document, and if given or made, such information or representation must not be relied upon as having been authorized by Mitsui Fudosan Logistics Park Inc., Mitsui Fudosan Logistics REIT Management Co., Ltd. or any of their respective directors, officers, employees, partners, unitholders/shareholders, agents or affiliates.

The financial statements of Mitsui Fudosan Logistics Park Inc. have been prepared in accordance with generally accepted accounting principles in Japan (Japanese GAAP), which may materially differ in certain respects from generally accepted accounting principles in other jurisdictions.

Many provisions of this document contain forward-looking statements and information. We base these statements on our beliefs as well as our assumptions based solely on certain limited information currently available to us.

The forward-looking statements in this document are based on assumptions about the business of Mitsui Fudosan Logistics Park Inc. and are subject to various risks and uncertainties. Please be aware that actual financial conditions, operating results and businesses may differ materially from such forward-looking statements. Mitsui Fudosan Logistics Park Inc. does not intend and disclaims any duty or obligation to update or revise any forward-looking statements contained in this document to reflect new information, future events or otherwise. Investors should not place undue reliance on the forward-looking statements contained in this document.

The information contained in this document is subject to change or repeal without prior notice.

Duplication or reproduction of any information contained in this document without the prior consent of Mitsui Fudosan Logistics Park Inc. is strictly prohibited.